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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The Greenbrier Companies

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Centerpointe Drive
Suite 200
Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 10, 2006

To Our Stockholders:
      The Annual Meeting of Stockholders of The Greenbrier Companies, Inc. (the “Company,” “we,” “us,” and “our”) will be held beginning at 2:00 p.m. on Tuesday, January 10, 2006 at the Benson Hotel, 309 SW Broadway, Portland, Oregon for the following purposes:

1.	Electing three directors of the Company;

2.	Considering and acting upon a proposal to change the state of incorporation of the Company from Delaware to Oregon (the “Reincorporation Proposal”) by approving and adopting the Plan of Merger, dated November 10, 2005 (the “Merger Agreement”) among the Company and Greenbrier Oregon, Inc., an Oregon corporation and wholly owned subsidiary of the Company (“Greenbrier Oregon”) pursuant to which: The Company will be merged with and into Greenbrier Oregon (the “Merger”), with Greenbrier Oregon to be the surviving corporation;

•	The corporate name of Greenbrier Oregon will be changed to “The Greenbrier Companies, Inc.”

•	Each share of the Company’s Common Stock, $0.001 par value, outstanding at the effective time of the Merger will automatically be converted into one share of Common Stock, without par value, of Greenbrier Oregon, and stockholders of the Company will automatically become stockholders of Greenbrier Oregon;

•	Each purchase right issued and issuable under the Company’s stockholder rights agreement will become exercisable for shares of Greenbrier Oregon’s Series A Preferred Stock; and

•	The Articles of Incorporation and Bylaws of Greenbrier Oregon will replace the Certificate of Incorporation and Bylaws of the Company.

3.	Ratifying the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2006; and

4.	Transacting such other business as may properly come before the meeting.
      Only holders of record of our Common Stock at the close of business on November 14, 2005 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and during ordinary business hours, for a period of 10 days prior to the meeting, at our principal place of business, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

By Order of the Board of Directors,

/s/ Kenneth D. Stephens
Kenneth D. Stephens
Secretary
Lake Oswego, Oregon
November 22, 2005
      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

THE GREENBRIER COMPANIES, INC.
One Centerpointe Drive
Suite 200
Lake Oswego, Oregon 97035
PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS
      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Greenbrier Companies, Inc. (the “Company” “we,” “us,” and “our”) of proxies to be voted at the 2006 Annual Meeting of Stockholders of the Company to be held beginning at 2:00 p.m. on Tuesday, January 10, 2006 at the Benson Hotel, 309 SW Broadway, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the nominees, for approval of the Reincorporation Proposal, for ratification of the appointment of the independent auditors and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.
      Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by us. In addition to solicitation by mail, proxies may be solicited personally by our officers and regular employees or by telephone, facsimile, electronic transmission or express mail. We have also engaged Innisfree M&A Incorporated to assist in the distribution of proxy materials and the solicitation of votes described below. We will pay Innisfree a fee of $10,000 plus customary costs and expenses for these services. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement. We will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about November 22, 2005.
VOTING
      Holders of record of our Common Stock at the close of business on November 14, 2005, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of October 1, 2005, there were 15,500,391 shares of Common Stock outstanding and entitled to vote, and a majority, or 7,750,196 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue. For shares held through a broker or other nominee who is a New York Stock Exchange member organization, such shares will only be voted in favor of the Reincorporation Proposal if the stockholder provides specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Board of Directors is comprised of eight directors. The directors are divided into three classes, two of which are comprised of three directors each and one of which is comprised of two directors. One class is elected each year for a three-year term. The three nominees recommended by our Nominating and Corporate

Governance Committee and nominated by the Board of Directors for election as directors to serve until the Annual Meeting of Stockholders in 2009, or until their respective successors are elected and qualified, are William A. Furman, Charles J. Swindells and C. Bruce Ward. Pursuant to the authority granted to the Board under the Company’s Bylaws, the Board appointed Mr. Swindells as a director to fill a vacancy and he now stands for election at the upcoming stockholder’s meeting. Mr. Swindells was recommended to fill the vacancy by the Chief Executive Officer and other directors of the Company, including non-management directors. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The three nominees for director receiving the highest number of votes will be elected to the Board of Directors.
      Unless marked otherwise, proxies received will be voted FOR the election of each of three nominees.
      If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any adjournment or postponement thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.
      The Board of Directors recommends a vote FOR the election of Messrs. Furman, Swindells and Ward.
      The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

				Expiration
			Director	of Current
Name	Age	Positions	Since	Term

Nominees for Election
William A. Furman	61	President, Chief Executive Officer and Director	1981	2006
C. Bruce Ward	75	Director	1994	2006
Charles J. Swindells(1)(2)(3)	63	Director	2005	2006
Directors Continuing in Office
Duane C. McDougall(1)(2)(3)	53	Director	2003	2007
A. Daniel O’Neal, Jr.	69	Director	1994	2007
Donald A. Washburn(2)(3)	61	Director	2004	2007
Victor G. Atiyeh(1)(2)(3)	82	Director	1994	2008
Benjamin R. Whiteley(1)(2)(3)	76	Chairman of the Board of Directors	1994	2008

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
      Benjamin R. Whiteley, Chairman of the Board of Directors. Mr. Whiteley has served as a member of the Board since 1994, was elected Chairman of the Board of Directors in October 2004. He is retired Chairman and Chief Executive Officer of Standard Insurance Company, an Oregon based life insurance company, where he served in a number of capacities over 44 years ending in 2000. Mr. Whiteley has served as a director of several other publicly held companies and currently serves as Chairman of the Oregon Community Foundation.
      Victor G. Atiyeh, Director. Mr. Atiyeh has served as a member of the Board since 1994. Mr. Atiyeh has been a principal in Victor Atiyeh & Co., international trade consultants, since 1987. He was Governor of the State of Oregon from January 1979 to January 1987. Prior to being elected Governor, Mr. Atiyeh was President of Atiyeh Brothers, a private retail company. He also serves as a Director and Vice Chairman of Cedars Bank located in Los Angeles, California.

      William A. Furman, President, Chief Executive Officer and Director. Mr. Furman has served as the Company’s President and Chief Executive Officer since 1994. Mr. Furman also has been Managing Director of TrentonWorks Limited since March 1995 and was Chief Executive Officer of Gunderson LLC (“Gunderson”) from 1990 to 2000. Mr. Furman has been associated with the Company and its predecessor companies since 1974. Prior to 1974, Mr. Furman was Group Vice President for the Leasing Group of TransPacific Financial Corporation. Earlier he was General Manager of the Finance Division of FMC Corporation. Mr. Furman serves as a Director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.
      Duane C. McDougall, Director. Mr. McDougall served as President and Chief Executive Officer of Willamette Industries, Inc., an international forest products company, from 1998 to 2002. Prior to becoming President and Chief Executive Officer, he served as Chief Operating Officer and also Chief Accounting Officer during his 21-year tenure with Willamette Industries, Inc. He also serves as a Director of West Coast Bancorp, InFocus Corporation and Cascade Corporation. The Board of Directors has determined that Mr. McDougall’s simultaneous service on three audit committees in addition to the Company’s audit committee will not impair his ability to effectively serve as a member of the Company’s audit committee.
      A. Daniel O’Neal, Jr., Director. Mr. O’Neal served as a Director of Gunderson from 1985 to 2005. Mr. O’Neal serviced as a Commissioner of the Interstate Commerce Commission from 1973 until 1980 and, from 1977 until 1980, served as its Chairman. From 1989 until 1996 he was Chief Executive Officer and owner of a freight transportation services company. He was Chairman of Washington State’s Freight Mobility Board from its inception in 1998 until July, 2005. Mr. O’Neal is the current Chairman of the Washington State Transportation Commission.
      Charles J. Swindells, Director. Mr. Swindells was appointed as a Director September 2005. Mr. Swindells served as United States Ambassador to New Zealand and Samoa from 2001 to 2005. Before becoming Ambassador, Mr. Swindells was Vice Chairman of US Trust Company, N.A. from 1993 until 2001; Chairman and Chief Executive Officer of Capital Trust Management Corporation from 1985 until 1993; and Managing Director/ Founder of Capital Trust Company from 1981 until 1993. He also served as Chairman of World Wide Value Fund, a closed-end investment company listed on the New York Stock Exchange from 1985 until 1996. Mr. Swindells was one of five members on the Oregon Investment Council overseeing the $20 billion Public Employee Retirement Fund Investment Portfolio from 1984 until 1990 and was a member of numerous non-profit boards of trustees, including serving as Chairman of the Board for Lewis & Clark College in Portland, Oregon from 1998 until 2001.
      C. Bruce Ward, Director. Mr. Ward served as Chairman of Gunderson from 1990 to 2005 and was its President and Chief Executive Officer from 1985 to 1989. Mr. Ward is a former director of Stimson Lumber Company, a privately-held forest products company.
      Donald A. Washburn, Director. Mr. Washburn was appointed as a Director in August 2004. Mr. Washburn served as Executive Vice President of Northwest Airlines, Inc., an international airline, from 1995 to 1998. Prior to becoming Executive Vice President, he served as Senior Vice President for Northwest Airlines, Inc. from 1990 to 1995. Mr. Washburn served in several positions from 1980 to 1990, including Executive Vice President for Marriott Corporation, an international hospitality company. He also serves as a director of LaSalle Hotel Properties, Key Technology, Inc, Amedisys, Inc., as well as several privately held companies and non-profit corporations.
Board Committees, Meetings and Charters
      During the year ended August 31, 2005, the Board of Directors held nine meetings. The Company maintains a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Copies of the Company’s Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct are available to stockholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 or on the Company’s website at http//www.gbrx.com.

      Non-management Board members meet without management present at least once annually at a regularly scheduled executive session. The Company’s independent directors generally meet periodically in executive session in conjunction with meetings of committees of the Board of Directors which are composed entirely of independent directors. The regular executive sessions of the Company’s non-management directors are held on an annual basis, after the end of each fiscal year of the Company and are scheduled to approximately coincide with (either immediately before or immediately after) the first regularly scheduled meeting of the Nominating and Corporate Governance Committee to be held after the end of each fiscal year for the Company. The Board has designated the Chairman of the Board of Directors of the Company to preside at the regularly scheduled meetings of the non-management directors.
      Messrs. Atiyeh, McDougall, Swindells and Whiteley are the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Mr. Washburn is a member of Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Mr. Washburn is the Chairman of the Nominating and Corporate Governance Committee, Mr. McDougall is the Chairman of the Audit Committee and Mr. Atiyeh is the Chairman of the Compensation Committee. The Audit Committee held nine meetings, the Compensation Committee held seven meetings and the Nominating and Corporate Governance Committee held five meeting during the year ended August 31, 2005. All directors attended more than 75% of the number of meetings of the Board and its committees on which they served. The reports of the Audit and Compensation Committees for the year are included in this Proxy Statement. Each of the members of these committees is an independent director as defined under the rules of the New York Stock Exchange.
      Independence of Directors
      The Board has determined that a majority of its directors qualify as independent directors pursuant to the rules adopted by the Securities and Exchange Commission and the corporate governance standards applicable to companies listed on the New York Stock Exchange. An independent director is free of any relationship with our Company or our management that impairs the director’s ability to make independent judgments. In determining independence, each year the Board affirmatively determines whether directors have no “material relationship” with the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all facts and circumstances, not just from the director’s viewpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency and regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated third parties for comparable transactions. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Applying this analysis, the Board has determined that the following majority of directors qualify as independent: Messrs. Atiyeh, McDougall, Swindells, Washburn and Whiteley.
      During 2005, the Nominating and Corporate Governance Committee (the “Nominating Committee”) fulfilled its responsibilities under its charter, including, among other responsibilities, identifying individuals qualified to become members of the Board of Directors, consistent with qualifications approved by the Board; selecting, or recommending that the Board select, director nominees to be presented for stockholder approval at annual meetings of stockholders; selecting, or recommending to the Board, director nominees to fill vacancies on the Board as necessary; developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and overseeing the evaluation of the Board of Directors, its committees and management. The Board annually reviews applicable standards and definitions of independence for Nominating Committee members and has determined that each member of the Nominating Committee meets such standards.
      The Nominating Committee receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Nominating Committee in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered by the Nominating Committee in the same manner as other candidates.

      Qualifications for consideration as a nominee for the Board of Directors vary, depending upon the experience and background of incumbent directors as well as particular areas of expertise which the Nominating Committee desires to obtain for the benefit of the Company. The Nominating Committee has presently identified the following criteria, among others, as appropriate for consideration in identifying Board candidates:

•	Financial acumen and experience

•	Continuing activity in the business community

•	Age and maturity

•	Diversity considerations

•	Background in manufacturing or related industries
      Upon completion of the review process, the Nominating Committee makes its recommendation to the full Board of Directors. The Board then selects candidates for nomination for election by stockholders or appointment to fill vacancies.
      We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.
      A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected should submit a written notice of his or her nomination of a candidate to the Nominating Committee of the Company in accordance with the procedures described in this Proxy Statement under “Stockholder Proposals.”
Communication with Directors
      Stockholders and other interested parties may communicate with members of the Board of Directors by mail addressed to the Chairman, to any other individual member of the Board, to the full Board, to the non-management directors as a group, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035. Such communications are distributed to the Board, to one or more individual members of the Board, to the non-management directors as a group, or to a particular committee of the Board, as appropriate.
Annual Meeting Attendance by Directors
      The Company’s policy is to encourage Board members to attend the Company’s annual meetings of stockholders. All directors of the Company attended the annual meeting of stockholders held on January 7, 2005, with the exception of Mr. Alan James (deceased on January 28, 2005).
COMPENSATION OF DIRECTORS
      Members of the Board of Directors who are our employees are not separately compensated for serving on the Board of Directors. Directors who are not our employees are paid an annual retainer of $30,000, payable quarterly, with the exception of the Chairman of the Board, whose compensation is discussed below. The Chairman of the Board receives an annual retainer, payable quarterly, of three times the annual retainer paid to non-employee directors, or currently, $90,000. All non-employee directors, including the Chairman of the Board, are also paid a meeting fee of $1,000 per meeting, plus reimbursement of expenses. In addition to the annual retainer, the Audit Committee chairman receives a $10,000 annual retainer and each other committee chairman receives a $5,000 annual retainer, in each case payable quarterly. In addition, Directors who are not our employees receive annual grants of restricted shares of the Company’s Common Stock with a fair value equal to $60,000 made immediately after the close of each annual stockholder meeting with such shares vesting in equal amounts over a three-year period. However, no grant shall be made to a non-employee director if such grant would cause that director to become an “Acquiring Person” (as defined in the

Stockholder Rights Agreement between the Company and Equiserve Trust Company, N.A. dated as of July 13, 2004). In that case, the non-employee director receives $60,000 cash in lieu of the grant of restricted shares. In the event a non-employee director ceases to be a director due to death or disability as defined in the 2005 Stock Incentive Plan (the “Plan”), or because he or she is not re-elected to serve an additional term as a director, any unvested restricted shares shall immediately become fully vested. If a non-employee director ceases to be a director by reason of removal or resignation as a member of the Board, any unvested restricted shares shall automatically be forfeited, and the shares subject to such award shall be available for grant under the Plan. If a non-employee director ceases to be a director due to death or disability, retirement or because he or she is not re-elected to serve an additional term as a director, any unvested restricted shares shall immediately become fully vested. During fiscal 2005, each non-employee director received a restricted award of $42,500.
      Messrs. Whiteley, McDougall and Washburn received meeting fees of $1,000 for each Gunderson Board of Directors meeting they attended, plus reimbursement of expenses. Mr. Ward received consulting fees aggregating $24,000.
CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
      James-Furman & Company Partnership. Mr. James, a former Director, and Mr. Furman, a Director, President and Chief Executive Officer of the Company, were partners in a general partnership, James-Furman & Company (the “Partnership”), that, among other things, engaged in the ownership, leasing and marketing of railcars and programs for refurbishing and marketing of used railcars. As a result of Mr. James’ death, the Partnership dissolved as of January 28, 2005. In 1989, the Partnership and the Company entered into presently existing agreements pursuant to which we manage and maintain railcars owned by the Partnership in exchange for a fixed monthly fee that is no less favorable to us than the fee we could obtain for similar services rendered to unrelated parties. The maintenance and management fees paid to us under such agreements in 2005 aggregated $109,112. In addition, the Partnership paid us fees of $60,000 in 2005 for administrative and other services. The management and maintenance agreements presently in effect between us and the Partnership provide that in remarketing railcars owned by the Partnership and us, as well as by unaffiliated lessors, we will, subject to the business requirements of prospective lessees and regulatory requirements, grant priority to that equipment which has been off-lease and available for the longest period of time. Additions to the lease fleet of new or used equipment are deemed to be off-lease and available from the date of addition to the fleet.
      Such agreements also provide that the Partnership will grant to us a right of first refusal with respect to any opportunity originated by the Partnership in which we may be interested involving the manufacture, purchase, sale, lease, management, refurbishing or repair of railcars. The right of first refusal provides that prior to undertaking any such transaction the Partnership must offer the opportunity to us and must provide the disinterested, independent members of our Board of Directors a period of not less than 30 days in which to determine whether we desire to pursue the opportunity. The right of first refusal in favor of us continues for a period of 12 months after the date that both of Messrs. James and Furman cease to be officers or directors. Prior to Mr. James’ death, the Partnership advised us that it does not currently expect to pursue acquisitions of additional railcars. As of the date of this proxy statement, it has not been determined how the agreements between us and the Partnership will be affected by the Partnership’s dissolution.
      Indebtedness of Management. Since the beginning of our last fiscal year, none of our directors or executive officers has been indebted to us in excess of $60,000 except that L. Clark Wood, President of the Company’s manufacturing operations is indebted to Greenbrier Leasing Company LLC, and has executed a promissory note. The largest aggregate amount outstanding during fiscal year 2005 under such promissory note was $200,000. As of August 31, 2005, $200,000 remained outstanding under such note. The promissory note is payable upon demand and is secured by a mortgage on Mr. Wood’s residence. The note does not bear interest and has not been amended since its issuance in 1994.

      Policy. We follow a policy that all proposed transactions by us with directors, officers, five percent stockholders and their affiliates be entered into only if such transactions are on terms no less favorable to us than could be obtained from unaffiliated parties, are reasonably expected to benefit us and are approved by a majority of the disinterested, independent members of the Board of Directors.
      Litigation. On July 26, 2004, Alan James, then-Chairman of our Board of Directors, filed an action in the Court of Chancery of the State of Delaware against us and all of our directors other than himself. The action sought rescission of the stockholder rights agreement, alleging, among other things, that directors breached their fiduciary duties in adopting the rights agreement and that adopting the rights agreement breached the right-of-first-refusal provision of the Stockholders’ Agreement among Mr. James, William A. Furman and us. Subsequently, the action was amended to remove the claims regarding the Stockholders’ Agreement. The lawsuit did not seek monetary damages. On April 20, 2005, the parties to the litigation filed with the Delaware court a stipulation to the dismissal of the action. The Delaware court dismissed the action in an order dated April 21, 2005.
Executive Officers of the Company
      The following are executive officers of the Company:
      William A. Furman, 61, is President, Chief Executive Officer and a Director of Greenbrier, positions he has held since 1994. Mr. Furman is also Managing Director of TrentonWorks Limited, a manufacturing subsidiary. Mr. Furman was Chief Executive Officer of Gunderson LLC, a manufacturing subsidiary, from 1990 to 2000 and was Vice President of Greenbrier, or its predecessor company, from 1974 to 1994. Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.
      Robin D. Bisson, 51, has been Senior Vice President Marketing and Sales since 1996 and President of Greenbrier Railcar LLC, a subsidiary that engages in railcar leasing, since 1991. Mr. Bisson was Vice President of Greenbrier Railcar LLC from 1987 to 1991 and has been Vice President of Greenbrier Leasing Company LLC, a subsidiary that engages in railcar leasing, since 1987.
      Larry G. Brady, 66, is Senior Vice President and Chief Financial Officer of the Company. Prior to becoming Senior Vice President in 1998, he was Vice President and Chief Financial Officer since 1994. Mr. Brady has been Senior Vice President of Greenbrier Leasing Company LLC since he joined the Company in 1991.
      Mark J. Rittenbaum, 48, is Senior Vice President and Treasurer of the Company, a position he has held since 2001. Prior to becoming Senior Vice President, he was Vice President and Treasurer since 1994. Mr. Rittenbaum is also Vice President of Greenbrier Leasing Company LLC and Greenbrier Railcar LLC, positions he has held since 1993 and 1994.
      Linda M. Olinger, 44, is Vice President and Corporate Controller of the Company, a position she has held since January 2004. Prior to becoming Vice President, she was Corporate Controller since 2000.
      Timothy A. Stuckey, 55, has been President of Gunderson Rail Services LLC, the repair and refurbishment subsidiary, since May 1999, prior to which he served as Assistant Vice President of Greenbrier Leasing Company LLC since 1987.
      Norriss M. Webb, 65, is Executive Vice President and General Counsel of the Company, a position he has held since 1994. He is also Vice President, Secretary and a director of Gunderson LLC from 1985 to 2005. Mr. Webb was Vice President of the Company from 1981 to 1994.
      Joseph K. Wilsted, 50, is Senior Vice President, Operations and Corporate Development, a position he was appointed to in 2005. From 2003 until 2005, he was Vice President, Finance of a division of Ingersoll Rand and from 1994 to 2003 held the position of President of several operating divisions of Invensys Corporation.

      L. Clark Wood, 63, has been President of Manufacturing Operations since April 1998, Chief Executive Officer and a Director of Gunderson from 2000 to 2005, and Chief Executive Officer of TrentonWorks Limited since June 1995. Mr. Wood was President of Gunderson LLC from 1990 to 1999.
      James T. Sharp, 51, has been President of Greenbrier Leasing Company LLC since February 2004, prior to which he served as Vice President of Marketing and Operations since 1999 and was Vice President of Sales from 1996 to 1999.
      Executive officers are designated by the Board of Directors. There are no family relationships among any of the executive officers of the Company. One of our wholly-owned subsidiaries, Gunderson employs Ms. Julie Ward, the daughter of Mr. C. Bruce Ward, who is one of our directors. During fiscal year 2005 Ms. Ward earned approximately $72,720 in salary and bonus.

EXECUTIVE COMPENSATION
Cash and Non-Cash Compensation Paid To Certain Executive Officers
      The following table sets forth, for the years ended August 31, 2005, 2004 and 2003, compensation information with respect to the Company’s (a) Chief Executive Officer and (b) each of the other four most highly compensated executive officers (collectively, “Named Executive Officers”), based on the salary and bonus earned during 2005.
Summary Compensation Table

					Long-Term
					Compensation Awards
		Annual Compensation
						Securities
				Other Annual	Restricted Stock	Underlying	All Other
		Salary	Bonus(1)	Compensation	Award(s)(2)	Options/SARs(3)	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)

William A. Furman	2005	550,000	825,000	—	—	—	407,500	(4)
President and Chief	2004	444,960	660,460	—	—	—	407,500	(4)
Executive Officer	2003	432,000	12,960	—	—	—	—	(4)
L. Clark Wood	2005	240,000	150,000	—	296,500	—	345,196	(5)
President,	2004	227,887	55,000	—	—	—	349,642	(5)
Manufacturing	2003	221,250	6,638	—	—	7,500	201,750	(5)
Operations
Robin D. Bisson	2005	240,000	180,000	—	889,500	—	476,375	(6)
Sr. Vice President	2004	214,654	120,000	—	—	—	296,672	(6)
Marketing and Sales	2003	206,500	36,195	—	—	12,500	65,442	(6)
James T. Sharp	2005	226,000	150,000	—	296,500	—	102,775	(7)
President,	2004	200,611	110,000	—	—	—	45,815	(7)
Greenbrier Leasing	2003	174,200	20,340	—	—	7,500	3,290	(7)
Company LLC
Mark J. Rittenbaum	2005	193,000	160,000	—	889,500	—	47,411	(8)
Senior Vice	2004	183,340	95,000	—	—	—	52,505	(8)
President and Treasurer	2003	176,667	35,340	—	—	7,500	34,967	(8)

(1)	Includes bonuses paid during the year or paid during the subsequent year but attributable to the year indicated.

(2)	Grants of restricted stock awards pursuant to the Company’s 2005 Stock Incentive Plan

(3)	Grants of incentive stock options pursuant to the Company’s 1994 and 2000 Stock Incentive Plans.

(4)	Includes $407,500 in 2005 and 2004 and $-0- in 2003 for executive life insurance.

(5)	Includes the Company’s contributions to the Greenbrier Leasing Company LLC Manager Owned Target Benefit Plan for the benefit of Mr. Wood; $214,000 in 2005, $188,000 in 2004, and $198,000 in 2003, including cash payments made on behalf of Mr. Wood to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Wood; $4,202 in 2005, $3,798 in 2004 and $3,750 in 2003; $26,994 in 2005, $57,844 in 2004 and $-0- in 2003 for executive life insurance. Also includes $100,000 in 2005, $100,000 in 2004 and $-0- in 2003 for forgiveness of a portion of a promissory note owed to Greenbrier Leasing Company LLC.

(6)	Includes the Company’s contributions to the Greenbrier Leasing LLC Manager Owned Target Benefit Plan for the benefit of Mr. Bisson; $64,000 in 2005, $56,000 in 2004 and $62,000 in 2003, including cash payments made on behalf of Mr. Bisson to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Bisson; $3,655 in 2005, $3,603 in 2004 and $3,442 in 2003; $292,500 in 2005, $97,500 in 2004 and $-0- in 2003 for

payment of estimated income tax relating to exercising options under the James-Furman 1994 Stock Option Plan; $116,220 in 2005, $139,569 in 2004 and $-0- in 2003 for executive life insurance.

(7)	Includes the Company’s contributions to the Greenbrier Leasing Company LLC Manager Owned Target Benefit Plan for the benefit of Mr. Sharp; $52,000 in 2005, $-0- in 2004 and 2003, including cash payments made on behalf of Mr. Sharp to cover the estimated tax liability resulting from the contribution; matching contribution to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Sharp; $4,375 in 2005, $3,365 in 2004 and $3,290 in 2003; $46,400 in 2005, $42,450 in 2004 and $-0- in 2003 for executive life insurance.

(8)	Includes the Company’s contributions to the Greenbrier Leasing Company LLC Manager Owned Target Benefit Plan for the benefit of Mr. Rittenbaum; $34,000 in 2005, $32,000 in 2004 and $32,000 in 2003, including cash payments made on behalf of Mr. Rittenbaum to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Rittenbaum; $3,411 in 2005, $3,280 in 2004 and $2,967 in 2003; $10,000 in 2005, $17,225 in 2004 and $-0-in 2003 for executive life insurance.

      No options were granted in 2005 to the Named Executive Officers:
      The following table sets forth the aggregate options exercised in the year ended August 31, 2005 and the value of unexercised options to acquire shares of the Company’s Common Stock held by the Named Executive Officers on August 31, 2005.
Aggregated Option/SAR Exercises in Last Year and Year-End Option/SAR Values

	Aggregated Option
	Exercised in Last Fiscal
	Year				Value of Unexercised
			Number of Unexercised		in-the-Money Options at
	Shares		Options at Year-End		Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William A. Furman	—	—	—	—	—	—
L. Clark Wood	28,000	$526,257	44,500	—	$826,701	—
Robin D. Bisson	12,500	$250,781	22,500	—	$487,756	—
James T. Sharp	10,000	$206,102	—	—	—	—
Mark J. Rittenbaum	—	—	69,000	—	$1,358,323	—

(1)	Calculated based upon the difference between the exercise price and the price of a share of the Company’s Common Stock on August 31, 2005. The closing price on the New York Stock Exchange of the Common Stock of the Company on August 31, 2005 was $28.85.
EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS
      On April 20, 2005, we entered into an employment agreement with Mr. Furman, our President and Chief Executive Officer. The employment agreement provides that we will pay Mr. Furman a base salary of $550,000 per year (subject to increase by the Compensation Committee of the Board of Directors), an annual performance-based cash bonus up to 150% of his base salary, and an annual retirement benefit of $407,000 commencing in November 2004 and continuing until Mr. Furman reaches age 70, regardless of whether his employment terminates prior to that date. Either party may terminate the employment agreement at any time upon written notice.
      The employment agreement contains a two-year noncompete clause limiting Mr. Furman’s activities with competing businesses upon termination. In the event of his termination following a change in control, Mr. Furman will be entitled to a lump sum severance amount equal to three times his base salary and average bonus, accrued salary and vacation, retirement benefits and continuation for three years of specified employee benefits. We have also granted Mr. Furman registration rights for a period of five years following termination of employment, as long as he continues to hold at least 10% of our outstanding shares of Common Stock and desires to sell at least 500,000 of such shares.
      The Company has also entered into a 10-year employment agreement with Mr. Sharp dated February 15, 2004 under which he has agreed to serve as President of Greenbrier Leasing Company LLC. Pursuant to the terms and conditions of the employment agreement, Mr. Sharp is to receive a base salary of $215,000 and a guaranteed minimum bonus of 50% of base compensation for 2004 and 2005.
      Messrs. Wood, Bisson, Rittenbaum and Sharp participate in a deferred benefit plan which provides for a payment as a result of a change of control (as defined). The principal terms of the plan are described in the accompanying report of the Compensation Committee of the Board of Directors.
Additional Information
      We file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Stockholders may inspect and copy these materials at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of our annual, quarterly and special reports, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Guidelines are available to stockholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 or on the Company’s website at http://www.gbrx.com.

REPORT OF THE COMPENSATION COMMITTEE
Board of Directors
The Greenbrier Companies, Inc.
Compensation Governance
      The Compensation Committee of the Board of Directors is established pursuant to the Company’s Amended and Restated Bylaws, and operates pursuant to a charter approved by the Board. A copy of the Charter is available on the Company’s website at www/gbrx.com. The Committee recommends to the Board of Directors policies and processes for the regular and orderly review of the performance and compensation of the Company’s senior executive management personnel, including the President and Chief Executive Officer. The Committee regularly reviews, administers, and when necessary recommends changes to the Company’s stock option and performance-based compensation plans.
      The Committee is comprised of at least two members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed at the annual meeting of the Board of Directors. Messrs. Victor G. Atiyeh (Chairman), Duane C. McDougall, Donald A. Washburn and Benjamin R. Whiteley were the members of the Compensation Committee during fiscal 2005. The Compensation Committee held seven meetings during the year ended August 31, 2005.
Executive Compensation Policy Generally
      The Company’s compensation programs and policy are designed to attract, motivate and retain highly qualified executives and employees. The Company’s general compensation policy extends to all employees, including executive officers. Under the policy, the Company endeavors to pay compensation, including salary and bonuses, as applicable, at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations, and to structure total compensation in a manner that aligns the interests of executives and stockholders.
      The Company believes that a significant portion of each employee’s compensation should take the form of bonuses that generally reflect the results of operations achieved by the Company. This policy extends to all levels of the Company’s employees. Under this policy, employees, other than employees covered by collective bargaining agreements, typically receive annual bonuses.
      During fiscal years 2004 and 2005, the Compensation Committee engaged the services of a compensation consulting firm to evaluate executive compensation, non-employee director compensation and compensation for the Chairman of the Board. The Compensation Committee evaluated the results of studies and recommendations of the consultants and, based upon such results and recommendations and other relevant information, the Compensation Committee recommended, and the Board of Directors approved, certain changes to non-employee director compensation and a program of change of control agreements for management employees of the Company, as discussed in more detail below.
Compensation of Chief Executive Officer and of Chairman of the Board of Directors
      The compensation of the Company’s President and Chief Executive Officer, William A. Furman, is determined pursuant to the terms and conditions of a new employment agreement between Mr. Furman and the Company, entered into effective September 1, 2004. Mr. Furmans’ prior employment agreement had been entered into effective July 1, 1994 and expired on August 31, 2004. In setting the terms of Mr. Furman’s compensation under his new employment agreement, the Compensation Committee considered all elements of his compensation, including annual base salary, bonus, retirement benefits, and other employee and fringe benefits.
      Pursuant to the terms of his employment agreement, during fiscal 2005 Mr. Furman received an annual base salary of $550,000. In addition to base salary, Mr. Furman’s employment agreement provides for an annual cash bonus based upon the Company’s return on stockholders’ equity. If the Company’s return on equity is less than 10%, no cash bonus is paid. If the return on equity is as least 10%, Mr. Furman is entitled to receive a bonus equal to 36% of annual base salary. The amount of the bonus increases ratably as the return on equity increases to a maximum of 150% of base salary if return on equity is 18% or greater. The return on equity in fiscal 2005 was 19.22%. Accordingly, the employment agreement contemplates a bonus of $825,000 for Mr. Furman for the year ended August 31, 2005. The Compensation Committee has discretion to decrease the amount of the bonus by up to 50%, based upon the Chief Executive Officer’s performance. Mr. Furman’s employment agreement also provides for a supplemental retirement benefit of $407,000 per year, payable until age 70, which is provided in lieu of any executive life insurance or other supplemental retirement benefits. Mr. Furman’s employment agreement contains change of control provisions that provide for payment of severance, in the event that his employment is terminated following a change of control, in an amount equal to three times annual base salary and average annual bonus, continuation of his supplemental retirement benefits and continuation of health and welfare benefits for a period of three years. The amount of change of control benefits may not exceed an amount that will avoid any payments being non-deductible under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) or subject to excise tax under section 4999 of the Code.
      The compensation of the Chairman of the Board of Directors, Benjamin R. Whiteley, was determined by the Board of Directors upon recommendation of the Compensation Committee, which considered and analyzed the report of the compensation consultant regarding compensation paid to a non-employee chairman of the Board of Directors. The Chairman’s compensation consists of an annual retainer equal to three times the annual retainer for other non-employee members of the Board of Director, in addition to the meeting fees and restricted stock awards provided to other non-employee directors.
Non-Employee Director Compensation
      During fiscal 2005 the Compensation Committee, in consultation with the Nominating and Corporate Governance Committee and with a compensation consulting firm, considered the adequacy of the compensation for non-employee directors, to ensure that the Company is in a position to attract and to fairly compensate qualified independent directors, in view of the added responsibilities of members of the Board of Directors under recent corporate governance developments. The Board of Directors determined to increase the annual retainer of non-employee directors to $30,000 per year, payable quarterly and to provide for an annual award of restricted shares to non-employee directors under the Company’s 2005 Stock Incentive Plan having an aggregate fair market value of $60,000 as of the award date. Non-employee directors also receive a fee of $1,000 for each meeting of the Board of Directors or any committee of the Board of Directors attended. The Chair of the Audit Committee receives an additional fee of $10,000 per year, and the Chair of any other committee of the Board of Directors receives an additional fee of $5,000 per year, in each case payable quarterly.
Stock Incentive Plans
      The Company’s Stock Incentive Plan (the “1994 Plan”) has expired and no options remain outstanding.
      Pursuant to the Stock Incentive Plan — 2000 (the “2000 Plan”) an aggregate of 1,000,000 shares of Common Stock were reserved for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 2000 Plan. The Company has granted options for all the shares reserved under the 2000 Plan. No options were awarded the 2000 Plan in fiscal 2005.
      As the administrator of the 1994 Plan and the 2000 Plan, the Compensation Committee established a rule under each of the 1994 Plan and 2000 Plan providing that, in a stock-for-stock exercise of options granted under either of those Plans, an option holder can surrender only those shares of the Company’s Common Stock that are fully paid and have held by the option holder for at least six months prior to the exercise.
      A 2005 Stock Incentive Plan was approved by the Company’s stockholders at the 2005 annual meeting. Pursuant to the 2005 Stock Incentive Plan, an aggregate of 1,300,000 shares of Common Stock were reserved for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 2005 Stock Incentive Plan. The Company awarded restricted stock grants totaling 353,864 shares under the 2005 Stock Incentive Plan during fiscal 2005.
James-Furman Supplemental 1994 Stock Option Plan
      In 1994 Messrs. Alan James and William Furman established the James-Furman Supplemental 1994 Stock Option Plan (the “James-Furman Plan”). Under the James-Furman Plan, options to purchase an aggregate of 60,000 shares of the Company’s Common Stock, owned personally by Messrs. James and Furman, were awarded to a small group of long-standing employees of the Company and its affiliates. The exercise price of options under the James-Furman Plan is $4.00 per share. Options under the James-Furman Plan are not entitled to treatment as incentive stock options under the Internal Revenue Code. The James-Furman Plan is administered by the Compensation Committee. The Board of Directors has authorized the Company to pay cash bonuses equal to 50% of the income estimated to have been realized by holders of James-Furman options upon the exercise of such options to partially defer the income tax effects of exercise. During fiscal year 2005, $27,105 in bonuses were disbursed pursuant to the authority so conferred.
Employee Stock Purchase Plan
      The Company administers the 2004 Employee Stock Purchase Plan (the “2004 Plan”), which replaced the Company’s 1995 Employee Stock Purchase Plan which expired on June 30, 2004. Under the 2004 Plan all permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate. Participating employees authorize payroll deductions of up to five percent of their base pay. Amounts so contributed are used by the custodian of the 2004 Plan to purchase shares of the Company’s Common Stock in open market transactions. Participants may purchase shares at 85% of the market price per share as of the date of purchase. The Company contributes to the 2004 Plan a contribution in the amount of the 15% discount to be added to the funds contributed by participants (via payroll deductions) for the purchase of shares under the 2004 Plan. During the year ended August 31, 2005, the Company’s contributions under the 2004 Plan aggregated $36,366. The maximum number of shares issuable pursuant to the 2004 Plan or purchasable by the custodian pursuant to the 2004 Plan is 750,000 shares of the Company’s Common Stock.
Retirement Savings Plans
      The Company maintains 401(k) retirement savings plans applicable to all United States employees, including executive officers. Pursuant to these plans, the Company typically matches a portion of employee contributions to the plans. The matching contribution is presently established at 25% of employee deferrals and contributions for all participants and an additional 10% for eligible savers who are not highly compensated. Contributions to the plans may be invested in a number of investments which do not presently include the Company’s Common Stock.
Supplemental Benefit Plans
      The Company participates in nonqualified supplemental benefit plans for certain executives. These plans provide for supplemental non-qualified deferred and non-deferred compensation for certain executives. Contributions related to the plans amounted to $1.6 million in 2005. Included in this amount are payments to be made on behalf of certain participants to cover the participant’s estimated tax liability resulting from the contribution. Upon a change of control (as defined), the Company will make formula based payments for certain participants. Mr. Furman does not participate in the supplemental benefit plans.
Life Insurance
      The Company provides an executive insurance program to certain executives whereby the Company agrees to pay the premiums on life insurance policies, to recognize such premium payments as compensation to the employees and pay covered employees an additional bonus to help defer income taxes resulting from the payment of the premiums being treated as income. This program replaced the Company’s former split-dollar life insurance program applicable to certain executives of Greenbrier Leasing Company LLC, beginning in fiscal 2004. Mr. Furman does not participate in the executive insurance program.

Victor G. Atiyeh
Duane C. McDougall
Benjamin R. Whiteley
Donald A. Washburn
November 1, 2005

REPORT OF THE AUDIT COMMITTEE
Board of Directors
The Greenbrier Companies, Inc.
      The Audit Committee of the Board of Directors is established pursuant to the Company’s Amended and Restated Bylaws, as amended, and the Audit Committee Charter adopted by the Board of Directors. A copy of the Charter, as amended, is available on the Company’s website at www.gbrx.com. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors, a copy of which is attached as Appendix A to the Company’s Proxy Statement.
      Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.
      For the fiscal year 2005, the members of the Audit Committee of the Board of Directors were Duane C. McDougall (Chairman), Victor G. Atiyeh and Benjamin R. Whiteley, each of whom is an independent director as defined under the rules of the New York Stock Exchange (“NYSE”). The Board of Directors has determined that Mr. McDougall qualifies as an “audit committee financial expert” under federal securities laws. The Board annually reviews applicable standards and definitions of independence for audit committee members and has determined that each member of the Committee meets such standards.
      During the year ended August 31, 2005, in addition to its other work, the Audit Committee:

•	Reviewed and reported to the Board with respect to its review of the Company’s European operations, specifically, regarding policies and practices for accruals and financial reporting;

•	In its capacity as the Qualified Legal Compliance Committee, engaged independent counsel and reviewed and discussed concerns raised by Alan James that certain officers and directors of the Company might have engaged in illegal insider trading;

•	Reviewed and discussed with the Company’s management and independent auditors the Company’s financial statements with respect to each of the first three quarters of the year ended August 31, 2005 and the press releases reporting the Company’s results of operations for each of the first three quarters and the full fiscal year;

•	Reviewed and discussed with the Company’s management and independent auditors the audited financial statements of the Company as of August 31, 2005 and for the year then ended;

•	Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; received from the independent auditors written disclosures and a letter confirming their independence from the Company as required by Independence Standards Board No. 1 and discussed with the auditors the firm’s independence;

•	Re-appointed Deloitte & Touche LLP as the Company’s independent auditors to serve for fiscal year ending August 31, 2005;

•	Discussed significant accounting policies, including prospective changes in accounting principles, with the Company’s management and independent auditors;

•	Discussed with the Company’s independent auditors alternative treatments with respect to certain entries reflected in the Company’s financial statements;

•	Discussed and reviewed the Company’s Directors and Officers Liability Insurance;

•	Approved certain Non-audit Services provided by the independent auditors including:

•	providing tax compliance and consulting services with respect to acquisitions, ongoing operations of the Company and its subsidiaries, discontinued operations, and Canadian transfer pricing issues,

reviewing the Company’s tax returns, and assisting with respect to Internal Revenue Service audits of the Company’s tax returns and audits of the Company’s employee benefit plans; and

•	rendering advice and assistance concerning compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reviewed implementation of the Company’s internal audit function;

•	Reviewed significant pending litigation; and

•	Reviewed and monitored compliance with recent corporate governance initiatives, including implementation of Section 404 of the Sarbanes-Oxley Act of 2003.
      Based upon the review and discussions summarized above, together with the Committee’s other deliberations and Item 8 of Securities and Exchange Commission Form 10-K, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of August 31, 2005 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2005 for filing with the Commission.

Duane C. McDougall
Benjamin R. Whiteley
Victor G. Atiyeh
November 1, 2005

PERFORMANCE GRAPH
      The following graph demonstrates a comparison of cumulative total returns for the Company’s Common Stock, the Dow Jones US Industrial Transportation Index and the Standard & Poors (S&P) 500 Index. The graph assumes an investment of $100 on August 31, 2000 in each of the Company’s Common Stock and the stocks comprising the indices. Each of the indices assumes that all dividends were reinvested and that the investment was maintained to and including August 31, 2005, the end of the Company’s 2005 year.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE GREENBRIER COMPANIES, INC., THE S & P 500 INDEX
AND THE DOW JONES US INDUSTRIAL TRANSPORTATION INDEX

	8/00	8/01	8/02	8/03	8/04	8/05
THE GREENBRIER COMPANIES, INC.	100.00	108.46	78.17	181.90	268.32	371.12
S & P 500	100.00	75.61	62.01	69.49	77.45	87.17
DOW JONES US INDUSTRIAL TRANSPORTATION	100.00	116.54	123.05	144.53	170.48	197.36

*	$100 invested on 8/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending August 31.
Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information, as of October 1, 2005, with respect to beneficial ownership of the Company’s Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Amount and Nature of		Percent of (1)
Name and Address of Beneficial Owner	Beneficial Ownership		Class

William A. Furman	2,080,500		13.4%
One Centerpointe Drive, Suite 200
Lake Oswego, Oregon 97035
Victor G. Atiyeh	1,641		(3)
A. Daniel O’Neal, Jr.	11,794		(3)
Duane C. McDougall	3,341		(3)
Charles J. Swindells	—		(3)
C. Bruce Ward	15,000	(2)	(3)
Donald A. Washburn	1,341		(3)
Benjamin R. Whiteley	21,841		(3)
Robin D. Bisson	52,501	(2)	(3)
James T. Sharp	10,000		(3)
Mark J. Rittenbaum	100,300	(2)	(3)
L. Clark Wood	54,800	(2)	(3)
All directors and executive officers as a group (17 persons)	2,527,569	(2)	16.1%
Tontine Capital Partners, L.P.	1,118,400	(4)	7.2%
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830

(1)	Calculated based on number of outstanding shares as of October 1, 2005, which is 15,479,291 plus the total number of shares which the reporting persons has the right to acquire beneficial ownership within 60 days following October 1, 2005.

(2)	The shares shown as beneficially owned included 6,000 shares for Mr. Ward, 22,500 shares for Mr. Bisson, 69,000 shares for Mr. Rittenbaum, 44,500 shares for Mr. Wood, and 265,000 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days after October 1, 2005.

(3)	Less than one percent.

(4)	As reported in a Schedule 13G dated July 6, 2005, and filed with the SEC on July 18, 2005, by Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Management, L.L.C. (“TCM”), the general partner of TCP, and Jeffrey L. Gendell, the managing member of TCM. The Schedule 13G discloses that TCP, TCM and Mr. Gendell share the power to vote and dispose of the shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the our officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required, to our knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to year 2005 were complied with, except that a Form 3 has not been filed for the Estate of Alan James in connection with its acquisition of shares of the Company upon the death of Mr. James.
PROPOSAL NO. 2
PROPOSAL TO CHANGE THE STATE OF INCORPORATION
FROM DELAWARE TO OREGON
      At the annual meeting, stockholders will consider and vote upon a proposal to change the state of incorporation of the Company from Delaware to Oregon (the “Reincorporation Proposal”) by adoption of the Plan of Reorganization and Agreement of Merger (the “Merger Agreement”), attached as Exhibit A to this Proxy Statement. The Merger Agreement provides for the merger (the “Merger”) of the Company into Greenbrier Oregon, Inc. (“Greenbrier Oregon”). Greenbrier Oregon is a wholly-owned subsidiary of the Company formed under the laws of Oregon solely for the purpose of reincorporating the Company in Oregon.
      Prior to the Merger, Greenbrier Oregon will have no operating history, assets, or liabilities. At the Effective Time of the Merger (as defined in the Merger Agreement), the name of Greenbrier Oregon will be changed to “THE GREENBRIER COMPANIES, INC.” After the Effective Time, the Company will be governed by the Articles of Incorporation and Bylaws of Greenbrier Oregon, which are substantially similar to the governing documents of Greenbrier Delaware, except as described in this Proxy Statement. The Merger will not change the business or management of the Company.
      The following discussion summarizes certain aspects of the Reincorporation Proposal. This summary is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement (Appendix B), Greenbrier Oregon’s Articles of Incorporation (the “Articles of Incorporation”) (Appendix C), and Greenbrier Oregon’s Bylaws (Appendix D).
General
      The proposed Reincorporation will be accomplished by merging the Company (“Greenbrier Delaware”) into Greenbrier Oregon, with Greenbrier Oregon surviving. Concurrent with the merger, Greenbrier Oregon will amend its Articles of Incorporation to change its name from Greenbrier Oregon, Inc. to The Greenbrier Companies, Inc.
      Pursuant to the Merger Agreement, at the Effective Time each outstanding share of the Company’s Common Stock, par value of $0.001 per share (“Delaware Common Stock”), will automatically be converted into one share of Common Stock, without par value, of Greenbrier Oregon (“Oregon Common Stock”). Each outstanding certificate representing shares of Delaware Common Stock will continue to represent the same number of shares of Oregon Common Stock. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE EXISTING DELAWARE STOCK CERTIFICATES FOR OREGON STOCK CERTIFICATES.
      Approval of the Reincorporation Proposal will effect a change in the legal domicile of the Company and certain other changes described in this Proxy Statement. Reincorporation of the Company will not, in and of itself, result in any change in the name, business, management, or location of the principal executive offices, assets or liabilities of the Company. The Greenbrier Oregon Board of Directors will be comprised of the same individuals who presently serve as directors of Greenbrier Delaware. Each of the officers of Greenbrier Oregon is currently serving as an officer of Greenbrier Delaware.
      The Company’s Dividend Reinvestment Plan, 2004 Employee Share Purchase Plan, Stock Incentive Plan — 2000 and 2005 Stock Incentive Plan (the “Plans”) will be continued by Greenbrier Oregon, and each option or other right to purchase Greenbrier Delaware’s Common Stock issued pursuant to the Plans will automatically be converted into an option or right to purchase the same number of shares of Greenbrier Oregon Common Stock, upon the same terms and subject to the same conditions as set forth in the Plans.

Greenbrier Delaware’s other employee benefit plans and arrangements will be continued by Greenbrier Oregon upon the terms and subject to the conditions currently in effect. Greenbrier Oregon will assume all the rights and responsibilities of Greenbrier Delaware under the James-Furman Supplemental 1994 Stock Option Plan. In addition, Greenbrier Oregon will assume the Greenbrier Delaware Stockholder Rights Agreement, and the purchase rights issued and issuable under that agreement will become exercisable for shares of Greenbrier Oregon Series A Preferred Stock.
      The Company’s Common Stock will continue to be traded on the New York Stock Exchange without interruption under the same symbol (GBX) as at present. Delivery of Greenbrier Delaware Common Stock certificates will continue to constitute “good delivery” for transactions following the Merger.
      Greenbrier Oregon will succeed to all the assets and liabilities of the Company. The stated purposes of Greenbrier Oregon, as set forth in its Articles of Incorporation, will permit the Company in the future to enter into any lawful business activity, with such power and authority as is equivalent to the Company’s current status under the Delaware General Corporation Law (“DGCL”) and the Company’s present Restated Certificate of Incorporation. Reincorporation will not change the financial condition of the Company and will involve only the Company and a wholly-owned subsidiary formed for the sole purpose of the Reincorporation.
      If stockholders approve the Proposal, the Reincorporation will be consummated at such time as the Boards of Directors of Greenbrier Delaware and Greenbrier Oregon determine is advisable. The Merger will take effect on the date upon which the Merger Agreement is filed with the offices of the Secretaries of State of the States of Oregon and Delaware, which filing is anticipated to be as soon as practicable after approval of the Merger Agreement by the stockholders of Greenbrier Delaware.
      Approval of the Reincorporation Proposal requires the affirmative vote of the holders of a majority of the Company’s outstanding Common Stock.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE REINCORPORATION PROPOSAL.
Purposes of the Reincorporation
      The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the Company’s state of incorporation from Delaware to Oregon. Operating as an Oregon corporation will provide the Company with certain advantages over operating as a Delaware corporation, including significant savings in government fees.
      The Board of Directors and management of the Company are committed to supporting the Oregon business community and the economic growth of both the Company and the State of Oregon. The Company’s headquarters (and those of its subsidiaries Gunderson LLC, Greenbrier Leasing Company LLC and Gunderson Rail Services LLC) are located in Oregon and many of its employees are Oregon residents. In addition, the franchise tax and related fees that the Company pays as a Delaware corporation (and fees for qualifying to do business as a foreign corporation in the State of Oregon) are significantly higher than comparable fees for an Oregon corporation. Management estimates that, in addition to other efficiencies, the Reincorporation will result in savings of license fees alone aggregating approximately $165,000 per year.
Comparison of Oregon and Delaware Corporation Laws
      As an Oregon corporation, Greenbrier Oregon will be governed by the Oregon Business Corporation Act (“OBCA”). Greenbrier Delaware is a Delaware corporation and is governed by the DGCL. Because of differences in the corporation laws of Oregon and Delaware, the rights of the Company’s stockholders will change in certain respects as a result of the proposed Reincorporation. The following discussion is a summary of principal differences in the rights of stockholders following the Reincorporation. The summary is qualified in its entirety by reference to the relevant provisions of the OBCA and the DGCL and to the provisions of the Greenbrier Oregon Articles of Incorporation and Bylaws attached to this Proxy Statement.

Special Meetings of Stockholders
      DELAWARE. Both the DGCL and the OBCA require corporations to hold an annual meeting of stockholders. Under the DGCL, special meetings of stockholders may be called only by the board of directors or by persons authorized in the certificate or incorporation or the bylaws. The Restated Bylaws of Greenbrier Delaware provide that only the President or a majority of the entire Board of Directors may call a special meeting of stockholders.
      OREGON. Under the OBCA, a special meeting of stockholders may be called by the (1) board of directors; (2) by persons authorized in the articles of incorporation or the bylaws; or (3) by holders of at least 10% of the voting stock or, if the articles of incorporation so provide, by a lower percentage or a higher percentage not exceeding 25%. The Articles of Incorporation of Greenbrier Oregon provide that a special meeting of stockholders may be called only by the President, a majority of the entire Board of Directors, or the holders of 25% of all votes entitled to be cast on the matters to be considered at such a meeting.
Stockholder Voting
      Under both Delaware and Oregon law, unless otherwise provided in the certificate or articles of incorporation, each stockholder is entitled to one vote for each share of capital stock held by that stockholder. Delaware and Oregon law differ with respect to the entitlement of stockholders to vote as separate voting groups. Presently, neither Greenbrier Delaware nor Greenbrier Oregon have any separate voting groups.
      DELAWARE. Delaware allows holders of outstanding shares of a class or series of stock to vote as a separate voting group on an amendment to the certificate of incorporation, if the amendment would: (1) increase or decrease the aggregate number of authorized shares of the class; (2) increase or decrease the par value of the shares of the class; or (3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.
      OREGON. The OBCA allows holders of outstanding shares of a class to vote as a separate voting group on an amendment to the articles of incorporation, if the amendment would: (1) increase or decrease the aggregate number of authorized shares of the class; (2) exchange or reclassify shares of the class into shares of another class; (3) exchange or reclassify, or create the right of exchange for, shares of another class into shares of the class; (4) change the designation, rights, preferences or limitations of shares of the class; (5) change shares of the class into a different number of shares of the same class; (6) create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the class; (7) increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of the class; (8) limit or deny an existing preemptive right of the shares of the class; or (9) cancel or otherwise affect the rights to distributions or dividends that have accumulated but not yet been declared. Oregon also permits separate voting groups on a plan of merger or share exchange, unless the articles of incorporation provide otherwise.
Stockholder Action Without a Meeting
      Under both the DGCL and OBCA, a corporation may elect to authorize stockholder action without a meeting if consents are received from the holders of a majority of the outstanding shares. The rules of the New York Stock Exchange permit majority consent in lieu of special meetings, but not in lieu of the annual meeting of stockholders at which directors are to be elected. Greenbrier Delaware’s Restated Certificate of Incorporation and Greenbrier Oregon’s Bylaws permit unanimous written consent to any stockholder action to be taken in lieu of either a special or annual meeting.
Stockholder Nominations For Board of Directors and Proposals for Consideration at Annual Meeting
      Under both Oregon and Delaware law, a corporation may require stockholders to nominate persons for election to the board of directors and to give notice of business proposed to be brought before the annual meeting of stockholders by a date prior to the annual meeting. The Bylaws of Greenbrier Delaware provide that stockholders must submit director nominations and notices of business proposed to be brought before the annual meeting at least 40 calendar days before the annual meeting. The Bylaws proposed to be brought before the annual meeting at least 120 days before the date that the Company’s proxy statement for its annual meeting was released to stockholders in the previous year.
State Anti-Takeover Provisions
      Delaware and Oregon place differing restrictions on acquisition of control of corporations incorporated in the state.
      DELAWARE. Under the DGCL, a person who wishes to become an “interested stockholder” (defined below) of a corporation must obtain the approval of the corporation’s board of directors before acquiring its interest. Otherwise the person will be prohibited from entering into certain transactions (“business combinations”) with the corporation for a three-year period (the “Business Combination Law”). An “interested stockholder” is a beneficial owner of 15 percent or more of the voting power of the corporation. Affiliates and associates of an interested stockholder are included within the definition, and shares held by affiliates and associates are counted in determining whether the 15 percent threshold will be exceeded.
      Prohibited business combinations include the following transactions with, or for the benefit of, the interested stockholder: (1) mergers or consolidations, (2) certain sales, leases, exchanges, mortgages, pledges, transfers or other disposition of assets, (3) issuances of stock (subject to certain exceptions), or (4) loans, guaranties or other financial benefits. Transactions in which the interested stockholder participates proportionately as a stockholder of the target corporation are generally excluded from the moratorium effect of the statute.
      The primary exceptions to the Delaware Business Combination Law are: (1) acquiring 85 percent or more of the target corporation’s outstanding voting stock in a single transaction (excluding shares owned by “officers-directors” and employee stock plans) or (2) obtaining approval of the proposed transaction by BOTH the corporation’s board of directors and the holders of two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder.
      A Delaware corporation may elect not to be governed by the Business Combination Law in its original certificate of incorporation or in an amendment to either the certificate of incorporation or bylaws. The amendment must be approved by a majority of shares entitled to vote and may not be further amended by the board of directors. Subject to certain exceptions, an amendment opting out of the Business Combination Law is not effective until twelve months following its adoption. Greenbrier Delaware has not “opted out” of the Business Combination Law.
      In addition, Delaware courts have upheld the validity of certain stockholder rights plans that are designed to reduce a corporation’s vulnerability to corporate takeover attempts. On July 13, 2004, Greenbrier Delaware adopted a Stockholder Rights Agreement (the “Rights Plan”) and on November 9, 2004, amended the Rights Plan by adopting a technical amendment, Amendment No. 1, and also ratified reconfirmed and re-approved the Rights Plan, as amended.. To implement the Rights Plan, the Board of Directors declared a dividend distribution of one preferred stock purchase right per share of Common Stock, payable to all stockholders of record as of July 26, 2004. The rights were distributed as a non-taxable dividend to stockholders of record on July 26, 2004 and will expire on July 26, 2014. The rights automatically trade with the underlying Greenbrier Delaware common stock, and no separate preferred stock purchase rights certificates have been or will be distributed. The rights to acquire preferred stock are not immediately exercisable and will become exercisable only if a person or group acquires or commences a tender offer for 12% or more of Greenbrier Delaware Common Stock.
      If a person or group acquires, obtains a right to acquire, or commences a tender offer for 12% or more of Greenbrier Delaware’s Common Stock (an “Acquiring Person”), each holder of these rights, except the Acquiring Person, will be entitled to exercise a right to receive upon exercise that number of shares of Greenbrier Delaware Common Stock equal to twice the exercise price of the rights divided by the market value of Greenbrier Delaware’s Common Stock at the time of such acquisition. In addition, in the event of a business combination, or certain sale transactions, the rights permit their holders to receive the number of shares of the Acquiring Person’s or surviving corporation’s Common Stock having a market value of two times the exercise price of the right.
      Greenbrier Delaware’s Board of Directors may terminate the Rights Plan at any time or redeem the rights for $0.01 per right at any time until 10 days after a person meets the triggering threshold under the Rights Plan.
      OREGON. The Oregon Business Combination Law is substantially similar to the Delaware law. Greenbrier Oregon has not opted out of the Oregon Business Combination Law.
      Oregon corporations are also governed by the Oregon Control Share Act (“CSA”), unless they expressly opt out of its provisions. Greenbrier Oregon has not opted out of the CSA. Under the CSA, a person who acquires “Control Shares” acquires the voting rights with respect to such control shares only to the extent granted by a majority of the preexisting, disinterested stockholders of the corporation. “Control Shares” are shares acquired in an acquisition that would, when added to all other shares held by the acquiring person, bring such person’s total voting power (but for the CSA) to or above any of three threshold levels: 20%, 33 1/3% or 50% of the total outstanding voting stock. A “control share acquisition” is an acquisition of ownership or the power to direct voting of control shares.
      Control shares acquired within 90 days of, and control shares acquired pursuant to a plan to make a control share acquisition, are considered to have been acquired in the same transaction. Contrary to the DGCL, the provisions of the CSA apply equally to transactions approved or opposed by the corporation’s board of directors. Shares acquired pursuant to a merger are not subject to the restriction on voting rights under the CSA.
      In addition, the OBCA authorizes a corporation to issue rights, options or warrants for shares whose terms and conditions preclude or limit their exercise, transfer or receipt by any person owning or offering to acquire a specified number or percentage of the outstanding stock or other securities of the corporation. As noted above, the Greenbrier Delaware Rights Plan gives stock acquisition rights to stockholders other than an Acquiring Person. Greenbrier Oregon will assume the Greenbrier Delaware Rights Plan.
Dividends, Distributions and Stock Repurchases
      DELAWARE. Under the DGCL, corporations may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined under the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.
      Delaware corporations may repurchase their own shares of any class except when their capital is impaired or would be impaired by such purchase. A corporation may, however, repurchase out of its capital any shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, provided that the repurchased shares are to be retired and the corporation’s capital reduced. If no shares entitled to such a preference are outstanding, a corporation may repurchase any of its shares and reduce its capital accordingly.
      OREGON. The OBCA prohibits distributions (including dividends) to stockholders unless, after giving effect to such distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation’s total assets would be at least equal to the sum of its total liabilities plus, unless the articles of incorporation provide otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shares with preferential rights superior to those receiving the distribution.
      The Company does not presently have outstanding any class or series of capital stock having preferential rights and has no present plans for issuance of such a class or series.

Indemnification of Directors and Officers — Advancement of Expenses
      Both Delaware and Oregon law permit indemnification of officers and directors from expenses and losses arising out of litigation arising by reason of the officer or director’s service to the corporation or to another entity at its request, including, in certain circumstances, litigation by or in the right of the corporation. Both provide for mandatory indemnification in the event the officer or director is successful in defending the litigation and, under certain circumstances, that the corporation may advance expenses to the officer or director prior to conclusion of the litigation.
      DELAWARE. Under the DGCL corporations may indemnify any person made a party to any third-party action or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or was serving in a similar capacity for another corporation at the corporation’s request, as long as that person: (1) has acted in good faith; (2) has acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (3) in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Unless judicially authorized, corporations may not indemnify a person in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation. However, a corporation must indemnify an officer or director “to the extent” the person is successful in defending himself or herself.
      Corporations may advance expenses to officers and directors upon receipt of an undertaking by or on behalf of the person to repay advanced expenses if it is ultimately determined that the party is not entitled to be indemnified by the corporation. In such circumstances, the DGCL does not require that the undertaking be secured or that the corporation make a determination of ability to repay.
      OREGON. Oregon law is substantially similar to Delaware law with respect to indemnification and advancement of expenses, except that the OBCA: (1) prohibits indemnification of a person in connection with an action charging the improper receipt of personal benefit; (2) requires the indemnified party receiving an advance of expenses to furnish an affirmation of good faith belief that he or she has met the standard of conduct required by the OBCA; and (3) provides for mandatory indemnification when the indemnified party is “wholly successful.”
Limited Liability of Directors
      DELAWARE. The DGCL permits corporations to adopt charter provisions limiting or eliminating certain monetary liability of directors to the corporation or its stockholders. However, the DGCL does not permit limitation of the liability of a director for:

•	breaching the duty of loyalty to the corporation or its stockholders;

•	failing to act in good faith;

•	engaging in intentional misconduct or a known violation of law;

•	obtaining an improper personal benefit from the corporation; or

•	paying an unlawful dividend or approving an unlawful stock repurchase.
      OREGON. The OBCA contains similar provisions limiting the liability of corporate directors. The Oregon statute differs from the Delaware statute, however, in that Delaware, by its terms, provides for limited liability for “BREACH OF FIDUCIARY DUTY AS A DIRECTOR,” whereas Oregon permits limited liability for any “CONDUCT AS A DIRECTOR” except in the circumstances detailed above in the description of the Delaware statute.
Directors’ Duty in Response to Takeover Attempts
      DELAWARE. In Delaware, directors’ defensive actions with respect to takeover attempts are protected by the business judgment rule, as long as a two-part test is satisfied. The test requires that: (1) the board show reasonable grounds for belief in a danger to corporate policy and effectiveness; and (2) the defensive measures taken are reasonable in relation to the threat posed. The second feature of the test requires an analysis of the nature of the takeover bid and its effect on the corporate enterprise. Directors are authorized to consider a series of factors including:

•	inadequacy of the price offered;

•	the nature and timing of the offer;

•	questions of illegality;

•	the impact on “constituencies” other than stockholders (i.e., creditors, customers, employees, and, perhaps, the community in general);

•	the risk of non-consummation; and

•	the quality of any securities being offered in exchange.
      Under developing Delaware case law, once a corporation determines to consider a change of control, it may be considered inappropriate for the board of directors to consider non-stockholder interests. Recent Delaware cases impose a duty on the board of directors in some circumstances to seek the highest price once a determination has been made that control will change.
      OREGON. In responding to a takeover attempt, Oregon’s statutes expressly allow directors to consider constituencies other than stockholders. In assessing such a proposal, directors may consider: (1) the social, legal and economic effects on the corporation’s employees, customers and suppliers and on the communities and geographical areas in which the corporation operates; (2) the economy of the state and nation; and (3) the short-term and long-term interests of the corporation and its stockholders and the possibility that these interests may be best served by the continued independence of the corporation.
Conflict of Interest Transactions
      Delaware and Oregon have similar provisions governing transactions between the corporation and a director or person in which a director has an interest. Under the OBCA and the DGCL, both stockholders and a quorum of disinterested directors have the power, by majority vote, to ratify a contract or transaction in which a director has an indirect or direct interest.
Authority of Board Committees
      Both Delaware and Oregon empower corporate boards of directors to delegate to committees of the board significant responsibilities.
      DELAWARE. The DGCL does not permit delegation to a committee of: (1) the authority to adopt, amend or repeal any bylaw of the corporation or (2) approve, adopt or recommend to stockholders any action or matter which must be submitted to the stockholders.
      OREGON. The OBCA permits a board committee to generally exercise the full authority of the board of directors, EXCEPT the authority to: (1) authorize distributions, except according to a formula or method, or within limits, prescribed by the board of directors; (2) approve or submit to stockholders any action requiring stockholder approval; (3) fill vacancies on the board of directors or, subject to certain exceptions, any of its committees; or (4) adopt, amend or repeal bylaws.
Stockholder Derivative Suits
      DELAWARE. The DGCL requires that the stockholder bringing a derivative suit have been a stockholder at the time of the wrong complained of or that the stock devolved to him or her by operation of law from a person who was a stockholder at the time of the wrong complained of. In addition, the stockholder must remain a stockholder throughout the litigation.
      OREGON. The OBCA also requires that the stockholder bringing the derivative suit have been a stockholder at the time the transaction complained of occurred or have become a stockholder through transfer by operation of law. The OBCA does not require the stockholder remain a stockholder throughout the litigation.
Amendment of Bylaws
      Under the DGCL, unless the certificate of incorporation provides otherwise, bylaws may only be amended upon approval of the STOCKHOLDERS. The Company’s Delaware Restated Certificate of Incorporation presently empowers the Board of Directors to amend, adopt, repeal, alter or rescind the Company’s Bylaws. The OBCA provides that stockholders may amend or repeal the bylaws and that the board of directors, has the power to amend the bylaws unless the articles of incorporation remove it. Greenbrier Oregon’s Articles of Incorporation authorize both the Board of Directors and the stockholders to adopt, repeal, alter, amend or rescind the bylaws.
Appraisal Rights
      DELAWARE. Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a disposition, if:

•	The shares of the corporation are listed on (1) a national securities exchange; (2) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; (3) held of record by more than 2,000 stockholders; or

•	The corporation will be the surviving corporation of the merger and approval of the merger requires no vote of the stockholders of the surviving corporation.

Stockholders of Delaware corporations are entitled to appraisal rights in the case of a merger or consolidation if an agreement of merger or consolidation requires the stockholder to accept in exchange for its shares anything other than:

•	Shares of stock of the corporation surviving or resulting from the merger or consolidation;

•	Shares of any other corporation that on the effective date of the merger or consolidation will be either: (1) listed on a national securities exchange; (2) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (3) held of record by more than 2,000 stockholders;

•	Cash in lieu of fractional shares of the corporation; or

•	Any combination thereof.
      Under the DGCL, the corporation must pay to the dissenting stockholder the fair value of the shares upon completion of the appraisal proceedings.
      OREGON. Under the OBCA, a stockholder eligible to vote may dissent from, and obtain payment for shares in the event of, the following stockholder-approved corporate actions:

•	A merger to which the corporation is a party;

•	A share exchange plan to which the corporation is a party as the corporation whose shares will be acquired;

•	The sale or exchange of all or substantially all of the corporation’s assets, other than in the usual course of business;

•	An amendment to the articles of incorporation that materially and adversely affects the dissenter’s shares;

•	Other actions for which the articles of incorporation provide the right of dissent and appraisal; or

•	A conversion to a non-corporate business entity.

      Dissent and appraisal right are not available to stockholders of Oregon corporations for:

•	Shares of stock which, at the time of the corporate action, were either listed on a national securities exchange or quoted as a National Market System issue on the National Association of Securities Dealers, Inc. Automated Quotation System, unless the articles of incorporation provide otherwise;

•	The sale of assets pursuant to court order; or

•	The sale of assets for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the stockholders within one year after the date of sale.
      Under the OBCA, a stockholder asserting dissenter’s rights must give the corporation notice of his or her intent in writing prior to the vote on the action and must not vote in favor of the action. A corporation is required to make payment to the dissenting stockholder of its estimated value of the shares, plus accrued interest, upon the proposed action being taken, or upon the dissenter’s demand. If the dissenting stockholder disagrees with the corporation’s estimate of the value of the shares, he or she can propose his or her own estimate, or petition the court for an appraisal.
Inspection of Corporate Books and Records
      Both Delaware and Oregon permit stockholders to examine and make extracts from the corporation’s books and records for a proper purpose. Under OBCA, inspection requires that: (1) the stockholder’s demand be made in good faith and for a proper purpose; (2) the stockholder describe with reasonable particularity the stockholder’s purpose and the records stockholder desires to inspect; and, (3) the records requested be directly connected with the stockholder’s purpose. Oregon law also requires the stockholder to give to the corporation five days written notice of the demand to inspect.
Removal of Directors
      DELAWARE. Under the DGCL, unless the certificate of incorporation provides otherwise, any director or the entire board of directors of a corporation with a classified board of directions may be removed, only for cause, by the holders of a majority of shares entitled to vote at an election of directors. Greenbrier Delaware has a classified board of directors, and its Restated Certificate of Incorporation provides that the holders of a majority of shares may remove any director with or without cause.
      OREGON. Under the OBCA, unless the articles of incorporation provide otherwise, a director may be removed with or without cause and only by a majority of votes cast. A director may only be removed at a special meeting called for the purpose of removing the director. Oregon courts may also remove a director for cause if the corporation or the holders of 10 percent or more of the stock commence an action for removal. The Articles of Incorporation of Greenbrier Oregon provide that stockholders may only remove a director with cause.
Filing and License Fees
      Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $165,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation. The Company is subject to an annual fee of approximately $165,000. Oregon charges corporations incorporated in Oregon nominal annual corporate license renewal fees, and does not impose a franchise tax fee.
Federal Income Tax Consequences
      Management of the Company intends that for federal income tax purposes, if the Merger is carried out in accordance with the Merger Agreement, (1) no taxable gain or loss will be recognized by Greenbrier Delaware as a result of the Merger; (2) no taxable gain or loss will be recognized by the holders of shares of Greenbrier Delaware Common Stock upon the exchange of such shares for shares of Greenbrier Oregon Common Stock; (3) the basis of the shares of Greenbrier Oregon Common Stock received by a stockholder of the Company will be the same as the stockholder’s basis of Greenbrier Delaware Common Stock surrendered by the stockholder in exchange therefor; (4) a stockholder’s holding period for the shares of Greenbrier Oregon’s Common Stock received by a stockholder of the Company will include the holding period of the shares of Greenbrier Delaware Common Stock surrendered in exchange therefor, provided that the shares of Greenbrier Oregon Common Stock are held as a capital asset on the date of the Merger; (5) the proposed assumption by Greenbrier Oregon of Greenbrier Delaware’s outstanding incentive stock options and the substitution of Greenbrier Oregon Common Stock for Greenbrier Delaware Common Stock under such options will not constitute a modification that will adversely affect the qualified status of such options under the Internal Revenue Code; and (6) the proposed assumption by Greenbrier Oregon of Greenbrier Delaware’s outstanding nonqualified options and the substitution of Greenbrier Oregon Common Stock for Greenbrier Delaware Common Stock under such options will not produce taxable gain for the option holders.
      Management of the Company does not intend to request a ruling from the Internal Revenue Service or an opinion of counsel as to the federal income tax consequences of the Merger. Stockholders are advised to consult with their own tax advisors as to federal income tax consequences, as well as any tax consequences arising under the laws of any state or other jurisdiction.
Reserved Power to Abandon Reincorporation Proposal
      Notwithstanding a favorable vote of the stockholders, the Board of Directors has reserved the right to abandon the proposed Reincorporation prior to the effectiveness of the Merger if it determines that such abandonment is in the best interests of the Company. The Board of Directors has made no determination as to any circumstances that may prompt a decision to abandon the proposed Reincorporation.
Vote Required and Board Recommendation
      Pursuant to Delaware law and the Company’s Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the outstanding shares of Greenbrier Delaware Common Stock is required for approval of the Merger to effectuate the Reincorporation of the Company in Oregon. A vote of approval of the Reincorporation Proposal will constitute specific approval of the Merger Agreement and of all other transactions and proceedings relating to the Merger, including the assumption by Greenbrier Oregon of the Company’s employee stock option plans, and all other employee benefit plans and agreements, and the obligation of the Company under such plans and agreements.
      The Board of Directors has unanimously approved the Reincorporation Proposal and the Merger which will effectuate the proposed Reincorporation and unanimously recommends a vote FOR approval of the Reincorporation Proposal. Proxies solicited by the Board of Directors will be voted for the Reincorporation Proposal unless a vote against the proposal or abstention therefrom is specifically indicated.
PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF AUDITORS
      For the years ended August 31, 2005 and 2004, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), performed professional services. The Audit Committee has appointed Deloitte & Touche to audit the consolidated financial statements of the Company for the year ending August 31, 2006. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions
      Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2006 year.
      The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2006 year.

Fees Paid to Deloitte & Touche
      The Audit Committee pre-approved 100% of the audit services, audit related services, tax services and other services provided by Deloitte & Touche in fiscal 2005.
      Audit and audit-related fees aggregated $1,885,822 and $850,044 for the years ended August 31, 2005 and 2004, and were composed of the following:
Audit Fees
      The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended August 31, 2005 and 2004 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Sarbanes-Oxley Section 404 review were $1,885,822 and $784,100.
Audit-Related Fees
      The aggregate fees billed for audit-related services for the years ended August 31, 2005 and 2004 were none and $65,944. These fees relate to Sarbanes-Oxley Section 404 implementation assistance, due diligence and accounting and reporting consultations for the year ended August 31, 2004.
Tax Fees
      The aggregate fees billed for the years ended August 31, 2005 and 2004 were $138,447 and $201,793 associated with tax return preparation and $143,317 and $35,240 for services associated with tax consulting services for the years ended August 31, 2005 and 2004.
All Other Fees
      The aggregate fees billed for other fee for the years ended August 31, 2005 and 2004 were $1,500 and $1,500 related to access to the Deloitte Accounting Research Tool.
      The Audit Committee has considered whether the provision by Deloitte & Touche of non-audit services is compatible with maintaining Deloitte & Touche’s independence.
OTHER BUSINESS
      Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.
STOCKHOLDER PROPOSALS
      To be eligible for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Commission’s rules governing such proposals, be received not later than July 25, 2006 by the Secretary of the Company at the Company’s principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.
      Stockholders may bring business before an annual meeting only if the stockholders proceed in compliance with the Company’s Amended and Restated Bylaws. For business to be properly brought before the 2006 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on December 1, 2005. The notice to the Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) a brief description of the business and reasons for conducting such business at the annual meeting; (b) the stockholder’s name and address as they appear on the Company’s books; (c) the class and number of shares beneficially owned by the stockholder; (d) any material interest of the stockholder in such business and a description of all arrangements and understandings between such stockholder and any other person (including their names) in connection with the proposal of such business; and (e) a representation that the stockholder intends to appear in person at the annual meeting and bring such business before the meeting. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

      A copy of the Company’s 2005 Annual Report on Form 10-K will be available to stockholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, or on the Company’s website at http.gbrx.com.

By Order of the Board of Directors,

/s/ Kenneth D. Stephens
Kenneth D. Stephens
Secretary
November 22, 2005

Appendix A
POLICY REGARDING THE APPROVAL OF AUDIT AND NONAUDIT SERVICES PROVIDED BY THE INDEPENDENT AUDITOR
Purpose and Applicability
      We recognize the importance of maintaining the independent and objective viewpoint of our independent auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the audit committee, and the independent auditors.
      The Company (which includes consolidated subsidiaries as used herein) recognizes that the Deloitte & Touche (the “Audit Firm”) possesses a unique knowledge of the Company, and as a worldwide firm can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth guidelines and procedures to be followed by the Company when retaining the Audit Firm to perform audit and nonaudit services.
Policy Statement
      All services provided by the Audit Firm, both audit and nonaudit, must be pre-approved by the Audit Committee or a Designated Member. The pre-approval of audit and nonaudit services may be given at any time up to a year before commencement of the specified service. Although the Act permits de minimis exceptions, our policy is to pre-approve all audit and nonaudit services. Pre-approval may be of classes of permitted services, such as “annual audit services,” “tax consulting services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by SEC rules, lenders, statutory requirements, regulators, and others, including quarterly review procedures.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company, including responding to the SEC or other regulators regarding such financial statements.

•	Employee benefit plan audits.

•	Accounting consultations and support related to the application of generally accepted accounting principles or the implementation of new laws or regulations, such as compliance with the Sarbanes-Oxley Act, including Section 404 of the Act.

•	Tax compliance and related support for any tax returns filed by the Company, including returns filed by any executive or expatriate under a company-sponsored program.

•	Tax planning and support.

•	Merger and acquisition due diligence services.
      The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent as defined under the standards of the New York Stock Exchange, the authority to grant pre-approvals of permitted services (defined below), or classes of permitted services, to be provided by the Audit Firm. The decisions of a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.
      All fees paid to the Audit Firm will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Starting with fiscal 2004, the annual proxy statement should include disclosure of the amount of Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.

A-1

      Prohibited Services — The Company may not engage the Audit Firm to provide the nonaudit services described below to the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements:

1. Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements. The Audit Firm cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2. Appraisal or Valuation Services, Fairness Opinions or Contribution-in-Kind Reports. The Audit Firm cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the Audit Firm would audit the results. Transfer studies, cost segregation studies and other tax-only valuations are not prohibited services.

3. Actuarial Services. The Audit Firm cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

4. Management Functions or Human Resources. Partners and employees of the Audit Firm cannot act as a director, officer, or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The Audit Firm cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend, or advise that the Company hire, a specific candidate for a specific job.

5. Broker-Dealer, Investment Adviser, or Investment Banking Services. The Audit Firm cannot serve as a broker-dealer, promoter or underwriter of an audit client’s securities.

6. Legal Services and Expert Services Unrelated to the Audit. The Audit Firm cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

7. Internal Audit Outsourcing. The Audit Firm cannot provide any internal audit services relating to accounting controls, financial systems, or financial statements.

8. Financial Information Systems Design and Implementation. The Audit Firm cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.

9. Any other services that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.
      Non-prohibited services shall be deemed permitted services and may be provided to the Company with the pre-approval of a Designated Member or by the full Audit Committee, as described herein.
Audit Committee Review of Services
      At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or grouping of related services, provided by the Audit Firm

•	A listing of newly pre-approved services since its last regularly scheduled meeting
      At least annually, the Audit Committee shall review, in addition to the fee disclosure in the proxy statement:

•	An updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Audit Firm
Effective Date
      This policy shall be effective immediately upon approval by the Audit Committee.

Adopted by the Audit Committee on April 8, 2003.

A-2

Appendix B
AGREEMENT AND PLAN OF MERGER

DATE:	November 2, 2005
AMONG:	GREENBRIER OREGON, INC., an Oregon corporation (“Greenbrier Oregon”)
AND:	THE GREENBRIER COMPANIES, INC., a Delaware corporation (“Greenbrier Delaware”)
RECITALS
      A.     The Board of Directors and shareholders of Greenbrier Oregon and the Board of Directors and stockholders of Greenbrier Delaware have determined that it is in the best interests of each entity and their respective shareholders/stockholders to merge Greenbrier Delaware with and into Greenbrier Oregon, pursuant to this agreement (“Merger Agreement”).
      B.     The parties intend that Greenbrier Oregon shall be the surviving corporation in such merger and that such merger shall constitute a tax-free reorganization under Section 368 of the Internal Revenue Code.
AGREEMENT
      The parties agree as follows:
      1.     Merger of Greenbrier Delaware with and into Greenbrier Oregon. At and upon the Effective Time:

1.1 Merger. Greenbrier Delaware shall be merged with and into Greenbrier Oregon (the “Merger”), and Greenbrier Oregon shall survive as a corporation continuing to operate under the name “The Greenbrier Companies, Inc.” (the “Surviving Corporation”), organized under and governed by the laws of the state of Oregon. The separate existence of Greenbrier Delaware shall cease.

1.2 Vesting of Assets. All of the property, rights, privileges, powers, franchises, patents, trademarks, trade names, licenses, registrations and other assets, tangible and intangible, of Greenbrier Delaware shall be transferred to, vested in, devolve upon and become part of the assets of the Surviving Corporation, without further act or deed.

1.3 Assumption of Liabilities. Greenbrier Oregon shall assume and be liable for all of the liabilities and obligations of Greenbrier Delaware.

1.4 Effective Time. The Merger shall become effective on January 31, 2006 upon filing the documents in accordance with the Delaware General Corporation Law and the Oregon Business Corporation Act.
      2.     Articles of Incorporation; Bylaws; Directors, and Officers. At and upon the Effective Time:

2.1 Articles of Incorporation. The Articles of Incorporation of Greenbrier Oregon in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, such Articles of Incorporation shall automatically be amended to change the name of the Surviving Corporation to The Greenbrier Companies, Inc.

2.2 Bylaws. The Bylaws of Greenbrier Oregon in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

2.3 Directors; Officers. Those persons who are the directors of Greenbrier Delaware immediately prior to the Effective Time shall become the directors of the Surviving Corporation. Those directors in Classes I, II and III of Greenbrier Delaware immediately prior to the Effective Time shall become the directors in Classes I, II and III, respectively, of the Surviving Company and shall hold office in each case through the expiration of their terms as such terms would have been with Greenbrier Delaware until their successors are elected and qualify or their prior resignation, removal or death. Those persons who are officers of Greenbrier Delaware immediately prior to the Effective Time shall become the officers of the Surviving Corporation, and they shall hold office in each case at the pleasure of the Board of Directors of the Surviving Corporation.

2.4 Committees. Those persons who are members of committees of the Board of Directors of Greenbrier Delaware immediately prior to the Effective Time shall become members of the corresponding committees of the Board of Directors of the Surviving Corporation, and they shall hold office in each case at the pleasure of the Board of Directors of the Surviving Corporation. The Charters of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors of Greenbrier Delaware, as amended, shall be the Charters of the corresponding committees of the Surviving Corporation at the Effective Time, and shall remain in effect until modified or rescinded.

      3.     Exchange Of Shares. At and upon the Effective Time:

3.1 Shares of Greenbrier Oregon. By virtue of the Merger and without any action on the part of the holder, the single share of Common Stock, without par value, of Greenbrier Oregon issued to Greenbrier Delaware and currently outstanding shall be cancelled and returned to the status of authorized but unissued.

3.2 Shares of Greenbrier Delaware. Each share of Common Stock, par value $0.001, of Greenbrier Delaware that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of fully paid, non-assessable, issued and outstanding Common Stock, without par value, of the Surviving Corporation.

3.3 Stock Certificates. All of the outstanding certificates, which prior to the Effective Time represented shares of Common Stock of Greenbrier Delaware, shall be deemed for all purposes to evidence ownership of and to represent shares of Common Stock of Greenbrier Oregon into which the shares of Greenbrier Delaware represented by such certificates have been converted as herein provided. The registered holder on the books and records of Greenbrier Oregon or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Greenbrier Oregon or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Greenbrier Oregon evidenced by such outstanding certificate as above provided. The officers, directors, employees, stock transfer agents and registrars of the Surviving Corporation shall, after the Effective Time, continue to honor and process certificates issued by Greenbrier Delaware with the same effect as if such certificates represented shares of Greenbrier Oregon.

3.4 Certain Options and Plans. Greenbrier Oregon will assume and continue all of Greenbrier Delaware’s stock incentive and purchase option plans (the “Plans and Programs”), including but not limited to its 1994 Stock Incentive Plan, 2004 Employee Stock Purchase Plan, Stock Incentive Plan — 2000, 2005 Stock Incentive Plan and Dividend Reinvestment Plan. The outstanding and unexercised portions of all options and rights to buy Common Stock of Greenbrier Delaware shall become options or rights for the same number of shares of Greenbrier Oregon Common Stock with no other changes in the terms and conditions of such options or rights, including exercise prices, and effective as of the Effective Time, Greenbrier Oregon hereby assumes the outstanding and unexercised portions of such options and rights and the obligations of Greenbrier Delaware with respect thereto. At the Effective Time, Greenbrier Oregon shall, and does hereby, assume and agree to perform all of the rights and responsibilities of Greenbrier Delaware under all of such Plans and Programs (and agreements relating thereto) and under the James-Furman Supplemental 1994 Stock Option Plan.

3.5 Other Employee Benefit Plans. Greenbrier Oregon will assume all obligations of Greenbrier Delaware under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

      4.     General Provisions.
      4.1 Further Assurances. From time to time, as and when required by Greenbrier Oregon or by its successors and assigns, there shall be executed and delivered on behalf of Greenbrier Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect, or to conform of record or otherwise, in Greenbrier Oregon the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of Greenbrier Delaware, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Greenbrier Oregon are fully authorized in the name of and on behalf of Greenbrier Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.
      4.2 Amendment. At any time before or after approval by the shareholders of Greenbrier Delaware, this Merger Agreement may be amended in any manner (except that Sections 3.1 and 3.2 and any of the other principal terms hereof may not be amended without the approval of the shareholders of Greenbrier Delaware) as may be determined in the judgment of the respective Boards of Directors of Greenbrier Delaware and Greenbrier Oregon to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.
      4.3 Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Greenbrier Delaware or Greenbrier Oregon or both, notwithstanding the approval of this Merger Agreement by the stockholders of Greenbrier Delaware and the shareholders of Greenbrier Oregon.
      4.4 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.
      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their corporate names by their respective authorized officers.

THE GREENBRIER COMPANIES, INC., a
Delaware corporation

By
Title:

GREENBRIER OREGON, INC., an Oregon corporation

By
Title:

Appendix C
STATE OF OREGON
CORPORATION DIVISION
255 Capitol St. NE, Suite 151
Salem, Oregon 97310-1327
Submit the Original
and One True Copy
(831.115) $50
Registry No.

ARTICLES OF INCORPORATION
Business Corporation
ARTICLE 1
      The name of the corporation is Greenbrier Oregon, Inc.
ARTICLE 2
      The registered office of the corporation is located at 1600 Pioneer Tower, 888 SW Fifth Avenue, in the City of Portland, County of Multnomah, State of Oregon. The name of its registered agent at that address is TT Administrative Services, LLC.
ARTICLE 3
      The name and address of the incorporator is Sherrill A. Corbett, Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204-2099.
ARTICLE 4
      The mailing address to which notices may be mailed is TT Administrative Services, LLC, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204-2099.
ARTICLE 5
      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Oregon Business Corporation Act.
ARTICLE 6
      Section 1. Authorized Capital Stock. The corporation is authorized to issue two classes of stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares which the corporation is authorized to issue is 75,000,000 shares, of which 25,000,000 shares shall be Preferred Stock, without par value, and 50,000,000 shares shall be Common Stock, without par value. Of the 25,000,000 shares of authorized Preferred Stock, 200,000 shares shall be designated as Series A Participating Preferred Stock.
      Section 2. Preferred Stock. The Board of Directors is expressly vested with authority to adopt a resolution or resolutions providing for the issuance of Preferred Stock from time to time in one or more series. The Board of Directors is expressly authorized to fix, state and express, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the preferences, limitations and relative rights including, without limitation:

(a) the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation;

(b) whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative;

(c) the voting rights, if any, to be provided for shares of such series;

(d) the rights and preferences, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

(e) the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for securities or other property of the corporation and the terms and conditions, including price and rate of exchange of such conversion or exchange;

(f) the redemption (including sinking fund provisions), if any, for shares of such series; and

(g) such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix.
      If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of a series of Preferred Stock shall be insufficient to pay such holders the full preferential amount to which they are entitled, such assets shall be distributed ratably among the shares of such series of Preferred Stock in proportion to the full amounts which would be payable on such shares if all amounts payable thereon were paid in full.
      Section 3. Common Stock. The holders of Common Stock shall be entitled to one vote per share on each matter to be voted upon by the corporation’s shareholders. Except as otherwise required by law, or pursuant to the terms of any series of Preferred Stock, all series of Preferred Stock (upon which voting rights shall have been conferred) and the Common Stock shall vote together as a single class or voting group on any matter submitted to a vote of shareholders. Shares of Common Stock shall not have cumulative voting rights with respect to any matter.
      Section 4. Series A Participating Preferred Stock.
      Subsection 1. Designation and Amount. There shall be a series of Preferred Stock of the corporation which shall be designated as “Series A Participating Preferred Stock, without par value” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 200,000. Such number of shares may be increased or decreased by the Board of Directors without shareholder action; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the shares outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation.
      Subsection 2. Dividends and Distributions.
      (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, without par value (“Common Stock”) of the corporation and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of

(a) $1.00 per share ($.01 per one one-hundredth of a share), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 100 times the aggregate per share amount of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time after July 26, 2004 (the “Rights Declaration Date”), declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock are entitled under clauses (i)(b) or (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
      (B) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Subsection 2(A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share ($.01 per one one-hundredth of a share) on the Series A Preferred Stock shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.
      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.
      Subsection 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided in these Articles of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the shareholders of the corporation.

(C) Except as otherwise provided in these Articles of Incorporation or by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

      Subsection 4. Certain Restrictions.
      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i) declare or pay dividends on, make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any share of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
      (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Subsection 4(A), purchase or otherwise acquire such shares at such time and in such manner.
      Subsection 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The corporation shall take all such action as is necessary so that all such shares shall after their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of a new series of Preferred Stock to be created by Articles of Amendment adopted by the Board of Directors without shareholder action, subject to the conditions and restrictions on issuance set forth herein.
      Subsection 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the higher of (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock are entitled under clause (A)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
      Subsection 7. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
      Subsection 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law or these Articles of Incorporation.
      Subsection 9. Rank. Unless otherwise provided in these Articles of Incorporation or an amendment thereof relating to a subsequent series of Preferred Stock of the corporation, the Series A Preferred Stock shall rank junior to all other series of the corporation’s Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the corporation.
      Subsection 10. Amendment. These Articles of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.
      Subsection 11. Fractional Shares. Series A Preferred Stock may be issued in one-hundredths of a share or other fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

ARTICLE 7
      The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and shareholders:

(a) Except as otherwise provided in these Articles of Incorporation or the Bylaws of the corporation relating to the rights of the holders of any series of Preferred Stock, voting separately by group or series, to elect additional directors under specified circumstances, the number of directors of the corporation shall be as fixed from time to time by or pursuant to the Bylaws of the corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock, voting separately by group or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the discretion of the President of the corporation to maintain such proportionality. The directors shall initially be classified into classes by the President of the corporation. Each initial director in Class I shall hold office for a term expiring at the 2007 annual meeting of shareholders, each initial director in Class II shall hold office initially for a term expiring at the 2008 annual meeting of shareholders, and each initial director in Class III shall hold office for a term expiring at the 2009 annual meeting of shareholders. Notwithstanding the foregoing provisions of this ARTICLE 7, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of shareholders commencing with the 2007 annual meeting, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Election of directors need not be by written ballot unless provided by the Bylaws of the corporation.

(b) Except as otherwise provided in these Articles of Incorporation or the Bylaws of the corporation relating to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may only be removed from office at any time with cause by the affirmative vote of not less than a majority of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as single class. Unless previously filled by the vote of at least a majority of the total number of outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, any vacancy in the Board of Directors resulting from any such removal may be filled by the Board of Directors, or if the Directors remaining in office constitute less than a quorum then such vacancies may be filled by a vote of a majority of the directors then in office, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall have been elected and qualified or until their earlier death, resignation or removal.

(c) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Notwithstanding the foregoing, whenever the holders of any one or more class or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, as the same may be amended from time-to-time, and such directors so elected shall not be divided into classes pursuant to this ARTICLE 7 unless expressly provided by such terms.

(e) Special meetings of shareholders of the corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the President of the corporation or the holders of not less than 25 percent of all votes entitled to be cast on the matters to be considered at such meeting.

(f) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the corporation. In addition, the Bylaws of the corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class.
ARTICLE 8
      No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability, to the extent provided by applicable law, for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under ORS 60.367, or (iv) any transaction from which the director derived an improper personal benefit. If the Oregon Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended. This ARTICLE 8 shall not eliminate or limit the liability of a director for any act or omission which occurred prior to the effective date of its adoption. Any repeal or modification of this ARTICLE 8 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
ARTICLE 9
      The Board of Directors of the corporation may provide, pursuant to Bylaws or other actions or agreements, that the corporation shall indemnify to the fullest extent permitted by the Oregon Business Corporation Act, as in effect at the time of the determination, any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including any action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan of the corporation or any of its subsidiaries, or serves or served at the request of the corporation, or any of its subsidiaries, as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The rights of indemnification provided in this ARTICLE 9 shall be in addition to any rights to which any such person may otherwise be entitled under any future amendment to these Articles of Incorporation or under any bylaw, agreement, statute, policy of insurance, vote of shareholders or board of directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.
ARTICLE 10
      The corporation reserves the right at any time and from time to time to amend, alter, rescind or repeal any provisions contained herein; and other provisions authorized by the laws of the State of Oregon at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by or pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

ARTICLE 11
      Notwithstanding any other provisions of these Articles of Incorporation, other than ARTICLE 10, or the Bylaws of the corporation, the affirmative vote of the holders of not less than fifty-five percent (55%) of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, ARTICLE 7, ARTICLE 8, ARTICLE 9, ARTICLE 10 and ARTICLE 11 of these Articles of Incorporation.
DATED: October 24, 2005

/s/ Sherrill A. Corbett
Sherrill A. Corbett, Incorporator
Person to contact about this filing:
Sherrill A. Corbett
Telephone — 503/802-2049

Appendix D
GREENBRIER OREGON, INC
an Oregon Corporation
BYLAWS
(adopted November 2, 2005)

GREENBRIER OREGON, INC.
an Oregon corporation
BYLAWS

GREENBRIER OREGON, INC.
an Oregon corporation
BYLAWS
ARTICLE I.
Corporate Offices

Section 1.	Registered Office.
      The registered office of the corporation in the State of Oregon shall be in the City of Portland, County of Multnomah.

Section 2.	Other Offices.
      The corporation shall also have and maintain an office or principal place of business in Lake Oswego, Oregon, and may also have offices at such other places, within and without the State of Oregon, as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II.
Shareholders’ Meetings

Section 1.	Place of Meetings.
      Meetings of the shareholders of the corporation shall be held at such place, either within or without the State of Oregon, as may be designated from time to time by the Board of Directors, or, in the absence of a designation by the Board of Directors, by the President, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any annual or special meeting of the shareholders from the date previously scheduled by the Board of Directors.

Section 2.	Annual Meeting.
      The annual meeting of the shareholders of the corporation shall be held on the second Tuesday in January of each year at such time as may be designated from time to time by the Board of Directors for the purposes of election of Directors and transaction of such other business as may lawfully come before the meeting. The Board of Directors from time to time may change the date of the annual meeting by amendment to these Bylaws.

Section 3.	Special Meetings.
      Special meetings of shareholders of the corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the President of the corporation or the holders of not less than 25 percent of all votes entitled to be cast on the matters to be considered at such meeting, who must sign, date and deliver to the Secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the corporation may not be called by any other person or persons.

Section 4.	Notice of Meetings.
      Except as otherwise provided by law, written notice of each meeting of shareholders shall be given not less than ten nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting, such notice to specify the date, time, place and purpose or purposes of the meeting. Notice of the date, time, place and purpose of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof, and delivered to the corporation either before or after such meeting, and shall be deemed waived by any shareholder by his or her attendance at the meeting in person or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 5.	Quorum.
      Except as otherwise provided by law, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. Any shares, the voting of which at such meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum any meeting of shareholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, in person or by proxy, but no other business shall be transacted at such meeting. The shareholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6.	Voting.
      Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at a duly called meeting at which a quorum is present and entitled to vote on the subject matter and which has actually been voted shall be the act of the shareholders and all such acts shall be valid and binding upon the corporation. For the purpose of determining those shareholders entitled to vote at any meeting of the shareholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in these Bylaws, shall be entitled to vote at any meeting of shareholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a shareholder. No proxy shall be voted on after 11 months following its date of creation unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the corporation presiding at a meeting of the shareholders, in his or her discretion, may determine whether any votes cast at such meeting shall be cast by written ballot.

Section 7.	Adjournment and Notice of Adjourned Meetings.
      Any meeting of shareholders, whether annual or special, may be adjourned from time to time by the vote of the holders of a majority of the shares represented at the meeting, either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At an adjourned meeting the shareholders may transact any business which might have been transacted at the original meeting. If the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall fix a new record date in accordance with Section 60.221 of Oregon Revised Statutes (or any successor provision). If, upon adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 8.	List of Shareholders Entitled to Vote.
      After fixing a record date for a meeting, the Secretary shall cause to be prepared a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and by voting groups and classes or series within each voting group, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, beginning two business days after notice of the meeting is given and continuing through the meeting either at the corporation’s principal office or at the place identified in the meeting notice in the city where the meeting will be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any shareholder, shareholder’s agent or attorney who is present.

Section 9.	Order of Business.
      (a) The President, or such other officer of the corporation as shall be designated by the Board of Directors, shall call meetings of the shareholders to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer shall also have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the corporation or their proxies) who may attend such meeting, by ascertaining whether any shareholder or his or her proxy may be excluded from such meeting based upon any determination by the presiding officer, in his or her discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at such meeting. The presiding officer shall exercise his or her discretion in accordance with Section 60.209 of Oregon Revised Statutes (or any successor provision).
      (b) No business may be transacted at an annual meeting of shareholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice for such meeting and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures in this Section 9.
      (c) In addition to any other applicable requirements, including, without limitation, requirements relating to solicitations of proxies under the Securities Exchange Act of 1934, as amended, for business to be properly brought before an annual meeting of shareholders by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not less than 120 calendar days prior to the date that the corporation’s proxy statement for the annual meeting of shareholders was released to shareholders in the previous year. To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
      (d) No business shall be conducted at any annual meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Section 9; provided, however, that unless limited by the procedural rules adopted by the meeting or established by the presiding officer, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before such meeting in accordance with the procedures in this Section 9, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 10.	Inspectors.
      The President shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting in accordance with applicable law and to make a written report thereof.

Section 11.	Actions by Unanimous Written Consent.
      Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock of the corporation entitled to vote and shall be delivered to the corporation by delivery to the corporation for inclusion in the minutes or filing with the corporate records. Every written consent shall bear the date of signature of each shareholder who signs the consent and such actions shall be effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. Delivery to the corporation shall be by hand or by certified or registered mail, return receipt requested.
ARTICLE III.
Directors

Section 1.	Number and Term of Office.
      The number of Directors which shall constitute the whole of the Board of Directors shall be eight. Except as provided in the Articles of Incorporation or Section 3 of this Article III, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting of shareholders in each year and shall hold office until the third annual meeting following their election and until their successors shall be duly elected and qualified. The Directors, other than those, if any, who may be elected by the holders of any series of Preferred Stock, which series shall be entitled to separately elect one or more directors, shall be classified with respect to the time for which they severally hold office in accordance with the Articles of Incorporation.

Section 2.	Powers.
      The Board of Directors shall exercise all corporate powers and manage the business and affairs of the corporation, except as may be otherwise provided by law or by the Articles of Incorporation.

Section 3.	Vacancies.
      Unless previously filled by the holders of at least a majority of the shares of capital stock of the corporation entitled to vote for the election of directors, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the Board of Directors or, if the Directors remaining in office constitute less than a quorum, then such vacancies may be filled by a majority of the Directors then in office, or by a sole remaining Director, and each Director so elected shall hold office until his or her successor is elected at the next shareholders’ meetings at which Directors are elected. A vacancy in the Board of Directors shall be deemed to exist under this Section 3 in the case of the death, removal or resignation of any Director, or if the shareholders fail at any meeting of shareholders at which Directors are to be elected to elect the number of Directors then constituting the whole Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 4.	Resignation.
      Any Director may resign at any time by delivering a written resignation to the Board of Directors, its chairperson or the corporation. Such resignation may specify whether it will be effective as specified in ORS 60.034 or a later date as specified in the written notice. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 5.	Removal.
      Except as otherwise provided in the Articles of Incorporation or these Bylaws relating to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any Director or Directors may only be removed from office with cause at a meeting at which a quorum is present and which is called for the purpose of removing the Director or Directors, if the meeting notice stated that a purpose of the meeting is the removal of the Director or Directors and if the number of votes cast to remove the Director or Directors exceeds the number of votes cast against removal of the Director or Directors.

Section 6.	Nomination of Directors.
      (a) Only persons who are nominated in accordance with the procedures in this Section 6 shall be eligible for election as Directors. If the presiding officer at an annual meeting of the shareholders determines that a nomination was not made in accordance with the procedures set forth in this Section 6, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section 6 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures in this Section 6. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.
      (b) To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not less than 120 calendar days prior to the date that the corporation’s proxy statement for the annual meeting of shareholders was released to shareholders in the previous year.
      (c) To be in proper written form, a shareholder’s notice to the Secretary must (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the nominee, and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) set forth as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Section 7.	Meetings.
      The Board of Directors may hold meetings, both regular and special, either within or without the State of Oregon. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or any two directors. Notice of special meetings stating the place, date and hour of the meeting shall be given to each director either by mail or by telephone, telegram, electronic mail, hand delivery or facsimile transmission not less than 48 hours before the date of the meeting. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8.	Actions of Board of Directors.
      Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9.	Meetings by Means of Conference Telephone.
      Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 10.	Quorum.
      A quorum of the Board of Directors shall consist of a majority of the number of Directors fixed from time to time in accordance with these Bylaws; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law.

Section 11.	Committees.
      (a) Appointment. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, from time to time appoint such committees as may be permitted by law. Committees appointed by the Board of Directors shall consist of two or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees. The Board of Directors may adopt committee charters, further defining the duties and responsibilities of one or more committees. In no event shall a committee have the power or authority to:

(i) Authorize distributions by the corporation, except according to a formula or method, or within limits, prescribed by the Board of Directors;

(ii) Approve or propose to shareholders actions that the Oregon Business Corporation Act requires to be approved by shareholders;

(iii) Fill vacancies on the Board of Directors or on any of its committees; or

(iv) Adopt, amend or repeal these Bylaws.
      (b) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of two or more members of the Board of Directors. Subject to Section 11(a), the Executive Committee shall have, and may exercise, all powers of the Board of Directors in the management of the business and affairs of the corporation.
      (c) Audit Committee. An Audit Committee of the corporation, composed of at least two members of the Board of Directors, none of whom shall be an affiliate of the corporation or an officer or employee of the corporation or any of its subsidiaries, shall be appointed at the annual meeting of the Board of Directors. Directors who are appointed to the Audit Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Any vacancy in the Audit Committee shall be filled by a majority vote of the Board of Directors. A majority of the members of the Audit Committee shall constitute a quorum and a majority of the quorum shall be required to adopt or approve any matters. The duties of the Audit Committee shall include, in addition to such other duties as may be specified from time to time by resolution of the Board of Directors or an Audit Committee Charter, the following:

(i) review and make recommendations to the Board of Directors with respect to the engagement or discharge of the corporation’s independent auditors and the terms of the engagement;

(ii) review the policies and procedures of the corporation and management with respect to maintaining the corporation’s books and records; and

(iii) review with the independent auditors, upon completion of their audit, the results of the auditing engagement and any other recommendations the auditors may have with respect to the corporation’s financial, accounting or auditing systems.
The Audit Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the corporation, as the Audit Committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.
      (d) Compensation Committee. A Compensation Committee of the corporation, composed of at least two members of the Board of Directors, shall be appointed at the annual meeting of the Board of Directors. Directors who are appointed to the Compensation Committee may not be active or retired officers or employees of the corporation or of any of its subsidiaries. The duties of the Compensation Committee shall include, in addition to such other duties as may be specified by resolution of the Board of Directors from time to time, the following:

(i) consider and make recommendations to the Board of Directors regarding salaries and bonuses for elected officers of the corporation, and prepare such reports with respect thereto as may be required by law;

(ii) consider, review and grant stock options, stock appreciation rights and other securities under the corporation’s stock option and stock incentive plans, and administer such plans; and

(iii) consider matters of director compensation, benefits and other forms of remuneration.
The Compensation Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the corporation, as the Compensation Committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.
      (e) Term. The members of all committees of the Board of Directors shall serve as such members at the pleasure of the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
      (f) Meetings. Unless the Board of Directors shall otherwise provide, each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure and shall keep a written record of all actions taken by the committee.

Section 12.	Fees and Compensation.
      Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, without limitation, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 13.	Organization.
      At every meeting of the Directors, the Chairman of the Board of Directors or, if the Chairman of the Board of Directors is absent, the President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary directed to do so by the presiding officer, shall act as secretary of the meeting.

Section 14.	Interested Directors.
      Any contract or other transaction or determination between the corporation and one or more of its Directors, or between the corporation and another party in which one or more of its Directors are interested, shall be valid notwithstanding the presence or participation of such Director or Directors in a meeting of the Board of Directors, or any committee thereof, which acts upon or in reference to such contract, transaction or determination, if the material facts as to such Director’s or Directors’ relationship or interest as to the contract, other transaction or determination shall be disclosed or known to the Board of Directors or committee and it shall in good faith authorize or approve such contract, transaction or determination by a vote of a majority of the disinterested Directors. If a majority of disinterested Directors vote to authorize, approve or ratify the transaction, a quorum is present for the purposes of this Section 14; provided, however, that no transaction under this Section may be authorized, approved or ratified by a single Board member. Such interested Director or Directors shall not be entitled to vote on such contract, transaction or determination, and shall not be counted among the Directors present for purposes of determining the number of Directors constituting the majority necessary to carry such vote. If not authorized or approved by a majority of the disinterested Directors as provided above, such contract, transaction or determination shall nevertheless be valid if the material facts as to such Director’s or Directors’ relationship or interest and as to the contract, other transaction or determination shall be disclosed or known to the shareholders entitled to vote thereon and such contract, transaction or determination shall be specifically approved in good faith by vote of the holders of a majority of a quorum of such shares. Such interested Director or Directors shall not be disqualified from voting in their capacity as shareholders for ratification or approval of such contract, transaction or determination. Notwithstanding the foregoing, a transaction not approved by a majority of disinterested directors or a majority of a quorum of shareholders, is not voidable if such a transaction was fair to the corporation. This Section 14 shall not invalidate any contract, transaction or determination which would otherwise be valid under applicable law.
ARTICLE IV.
Officers

Section 1.	General.
      The officers of the corporation shall be the Chairman of the Board of Directors, the President, one or more Vice Presidents, and the Secretary, all of whom shall be elected at the annual meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited by law. The salaries and other compensation of officers of the corporation shall be fixed by or in the manner designated by the Board of Directors. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Subject to Section 4 below and to the terms of any contract of employment between the corporation and such officer, any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

Section 2.	Duties of Officers.
      (a) Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the Board of Directors and shall perform such additional duties and have such additional powers as the Board of Directors may designate from time to time.

      (b) President. The President shall be the chief executive officer of the corporation. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the corporation, shall be responsible for preparing the agenda for all meetings of the Board of Directors and of the shareholders, and shall perform other duties commonly incident to his or her office. The President shall preside at all meetings of the shareholders. The President shall have the power, either in person or by proxy, to vote all voting securities held by the corporation of any other corporation or entity, and to execute, on behalf of the corporation, such agreements, contracts and instruments, including, without limitation, negotiable instruments, as shall be necessary or appropriate in furtherance of the conduct of the corporation’s normal business activities. The President shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time.
      (c) Vice Presidents. The Vice Presidents, in the order of their seniority, as designated by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
      (d) Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders, of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him or her in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 3.	Other Officers.
      Such other officers as the Board of Directors may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.	Resignations.
      Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.
ARTICLE V.
Stock
      Section 1.     Form and Content of Certificates; Uncertificated Shares.
      Shares of the stock of the corporation shall be represented by certificates in such form as is consistent with the Articles of Incorporation and applicable law; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Secretary or Assistant Secretary of the corporation representing the number of shares registered in certificate form. Such certificates shall set forth the number of shares owned by the holder in the corporation as well as the class or series of such shares and such other information as may be required by law. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued, or shall contain the corporation’s undertaking to furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
      Section 2.     Lost Certificates.
      A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, that the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
      Section 3.     Transfers.
      Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
      Section 4.     Record Date.
      In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 nor less than ten days before the date of such meeting, nor more than 70 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
      Section 5.     Registered Shareholders.
      The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VI.
Notices
      Section 1.     Notices.
      Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such person, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given and effective at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex, cable or electronic means, and shall be deemed given when so sent, provided that the manner of any electronic transmission has been authorized by the director or by the shareholder, who must provide such authorization in writing.
      Section 2.     Waivers of Notice.
      Whenever any notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VII.
General Provisions
      Section 1.     Dividends.
      Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock of the corporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
      Section 2.     Fiscal Year.
      The fiscal year of the corporation shall extend from September 1 until August 31 of the following calendar year.
      Section 3.     Corporate Seal.
      Unless otherwise required by law, a seal shall not be required in order to give effect to any act of the corporation. The corporate seal, if any, shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Oregon.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
      Section 4.     Disbursements.
      All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
ARTICLE VIII.
Indemnification
      Section 1.     Directors and Officers.
      (a) Indemnity in Third-Party Proceedings. The corporation shall indemnify its Directors and officers in accordance with the provisions of this Section 1(a) if the Director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director or officer in connection with such proceeding if the Director or officer acted in good faith and in a manner the Director or officer reasonably believed was in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the Director or officer, in addition, had no reasonable cause to believe that the Director’s or officer’s conduct was unlawful;

provided, however, that the Director or officer shall not be entitled to indemnification under this Section 1(a): (i) in connection with any proceeding charging improper personal benefit to the Director or officer in which the Director or officer is adjudged liable on the basis that personal benefit was improperly received by the Director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the Director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Oregon General Corporation Law.
      (b) Indemnity in Proceedings by or in the Right of the Corporation. The corporation shall indemnify its Directors and officers in accordance with the provisions of this Section 1(b) if the Director or officer was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the corporation to procure a judgment in its favor, against all expenses actually and reasonably incurred by the Director or officer in connection with the defense or settlement of such proceeding if the Director or officer acted in good faith and in a manner the Director or officer reasonably believed was in or not opposed to the best interests of the corporation; provided, however, that the Director or officer shall not be entitled to indemnification under this Section 1(b): (i) in connection with any proceeding in which the Director or officer has been adjudged liable to the corporation unless and only to the extent that the court conducting such proceeding determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Director or officer is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Oregon Business Corporation Act.
      Section 2.     Employees and Other Agents.
      The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VIII to Directors and officers of the corporation.
      Section 3.     Good Faith.
      (a) For purposes of any determination under this Article VIII, a Director or officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(i) one or more officers or employees of the corporation whom the Director or officer reasonably believed to be reliable and competent in the matters presented;

(ii) legal counsel, independent accountants or other persons as to matters which the Director or officer reasonably believed to be within such person’s professional or expert competence;

(iii) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such committee’s designated authority, which committee the Director reasonably believes to merit confidence; or

(iv) so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

      (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his or her conduct was unlawful.
      (c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Oregon Business Corporation Act.
      Section 4.     Advances of Expenses.
      The corporation shall pay the expenses incurred by its Directors or officers in any proceeding (other than a proceeding brought for an accounting of profits made from the purchase and sale by the Director or officer of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law) in advance of the final disposition of the proceeding at the written request of the Director or officer, if the Director or officer: (a) furnishes the corporation a written affirmation of the Director’s or officer’s good faith belief that the Director or officer is entitled to be indemnified under this Article VIII, and (b) furnishes the corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Director or officer is not entitled to be indemnified by the corporation. Such undertaking shall be an unlimited general obligation of the Director or officer but need not be secured. Advances pursuant to this Section 4 shall be made no later than 10 days after receipt by the corporation of the affirmation and undertaking described in clauses (a) and (b) above, and shall be made without regard to the Director’s or officer’s ability to repay the amount advanced and without regard to the Director’s or officer’s ultimate entitlement to indemnification under this Article VIII. The corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 4 or of other liability incurred by the Director or officer in connection with any proceeding.
      Section 5.     Enforcement.
      Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and officers under this Article VIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or officer. Any Director or officer may enforce any right to indemnification or advances under this Article VIII in any court of competent jurisdiction if: (a) the corporation denies the claim for indemnification or advances, in whole or in part, or (b) the corporation does not dispose of such claim within 45 days of request therefor. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to, and in compliance with, Section 1 of this Article VIII) that the Director or officer is not entitled to indemnification under this Article VIII. The corporation may contest the Director or officer’s entitlement to advancement of expenses pursuant to Section 4 of this Article VIII if the corporation in good faith believes that the Director or officer did not meet the standard of conduct set forth in Sections 60.357 and 60.391 of Oregon Revised Statutes with respect to the subject matter of the proceeding. The burden of proving by clear and convincing evidence that indemnification or advancement is not appropriate shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Director or officer has met the applicable standard of conduct nor an actual determination by the corporation (including its Board of Directors or independent legal counsel) that indemnification is improper because the Director or officer has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the Director or officer is not entitled to indemnification under this Article VIII or otherwise. The Director’s or officer’s expenses incurred in connection with successfully establishing such person’s right to indemnification or advances, in whole or in part, in any proceeding shall also be paid or reimbursed by the corporation.

      Section 6.     Non-Exclusivity Rights.
      The rights conferred on any person by this Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Oregon Business Corporation Act.
      Section 7.     Survival of Rights.
      The rights conferred on any person by this Article VIII shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      Section 8.     Insurance.
      To the fullest extent permitted by the Oregon Business Corporation Act, the corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VIII.
      Section 9.     Amendments.
      Any repeal or modification of this Article VIII shall only be prospective and shall not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any Director, officer, employee or agent of the corporation.
      Section 10.     Savings Clause.
      If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and officer to the full extent not prohibited by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.
      Section 11.     Certain Definitions.
      For the purposes of this Article VIII, the following definitions shall apply:

(a) The term “proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the Director or officer of the corporation may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Director or officer is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Article VIII.

(b) The term “expenses” includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under this Article VIII, but shall not include amounts paid in settlement by the Director or officer or the amount of judgments or fines against the Director or officer.

(c) References to “other enterprise” include, without limitation, employee benefit plans; references to “fines” include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the corporation” include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

(d) References to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(e) The meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent authorized or permitted by any amendments to or replacements of the Oregon Business Corporation Act adopted after the date of this Article VIII that increase the extent to which a corporation may indemnify its directors and officers, and (ii) to the fullest extent permitted by the provision of the Oregon Business Corporation Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Oregon Business Corporation Act.

      Section 12.     Notification and Defense of Claim.
      As a condition precedent to indemnification under this Article VIII, not later than 30 days after receipt by the Director or officer of notice of the commencement of any proceeding the Director or officer shall, if a claim in respect of the proceeding is to be made against the corporation under this Article VIII, notify the corporation in writing of the commencement of the proceeding. The failure to properly notify the corporation shall not relieve the corporation from any liability which it may have to the Director or officer otherwise than under this Article VIII. With respect to any proceeding as to which the Director or officer so notifies the corporation of the commencement:

(a) The corporation shall be entitled to participate in the proceeding at its own expense.

(b) Except as otherwise provided in this Section 12, the corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the Director or officer. The Director or officer shall have the right to use separate legal counsel in the proceeding, but the corporation shall not be liable to the Director or officer under this Article VIII for the fees and expenses of separate legal counsel incurred after notice from the corporation of its assumption of the defense, unless (i) the Director or officer reasonably concludes that there may be a conflict of interest between the corporation and the Director or officer in the conduct of the defense of the proceeding, or (ii) the corporation does not use legal counsel to assume the defense of such proceeding. The corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the corporation or as to which the Director or officer has made the conclusion provided for in (i) above.

(c) If two or more persons who may be entitled to indemnification from the corporation, including the Director or officer seeking indemnification, are parties to any proceeding, the corporation may require the Director or officer to use the same legal counsel as the other parties. The Director or officer shall have the right to use separate legal counsel in the proceeding, but the corporation shall not be liable to the Director or officer under this Article VIII for the fees and expenses of separate legal counsel incurred after notice from the corporation of the requirement to use the same legal counsel as the other parties, unless the Director or officer reasonably concludes that there may be a conflict of interest between the Director or officer and any of the other parties required by the corporation to be represented by the same legal counsel.

(d) The corporation shall not be liable to indemnify the Director or officer under this Article VIII for any amounts paid in settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Director or officer shall permit the corporation to settle any proceeding that the corporation assumes the defense of, except that the corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Director or officer without such person’s written consent.

      Section 13.     Exclusions.
      Notwithstanding any provision in this Article VIII, the corporation shall not be obligated under this Article VIII to make any indemnification or advancement of expenses in connection with any claim made against any Director or officer: (a) for which payment is required to be made to or on behalf of the Director or officer under any insurance policy, except with respect to any excess amount to which the Director or officer is entitled under this Article VIII beyond the amount of payment under such insurance policy; (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy; (c) in any suit, action, claim or litigation, civil, criminal, administrative or otherwise, which arises out of the Director’s or officer’s individual interests and not by reason of the fact that he or she served as a Director or officer of the corporation; (d) in connection with any proceeding (or part of any proceeding) initiated by the Director or officer, or any proceeding by the Director or officer against the corporation or its directors, officers, employees or other persons entitled to be indemnified by the corporation, unless: (i) the corporation is expressly required by law to make the indemnification; (ii) the proceeding was authorized by the Board of Directors of the corporation; or (iii) the Director or officer initiated the proceeding pursuant to Section 5 of this Article VIII and the Director or officer is successful in whole or in part in such proceeding; or (e) for an accounting of profits made from the purchase and sale by the Director or officer of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.
      Section 14.     Subrogation.
      In the event of payment under this Article VIII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director or officer. The Director or officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the corporation effectively to bring suit to enforce such rights.
ARTICLE IX.
Amendments
      These Bylaws may be amended, repealed, altered or rescinded by the Board of Directors or by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class.

Adopted November 2, 2005,

/s/ Sherrill A. Corbett
Sherrill A. Corbett, Incorporator

P
R
O
X
Y
PROXY
The Greenbrier Companies, Inc.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JANUARY 10, 2006
Solicited on Behalf of the Board of Directors of the Company
The undersigned hereby appoints William A. Furman, A. Daniel O’Neal and C. Bruce Ward as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Greenbrier Companies, Inc. to be held on Tuesday, January 10, 2006 beginning at 2:00 P.M. Portland time and at any adjournments or postponements thereof:
1.	ELECT THREE DIRECTORS:

☐	VOTE FOR all nominees listed (except as marked to the contrary below).

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.
William A. Furman
C. Bruce Ward
Charles J. Swindells

☐	WITHHOLD AUTHORITY to vote for all nominees listed.
2.	APPROVE THE PROPOSAL TO CHANGE THE STATE OF INCORPORATION OF THE COMPANY FROM DELAWARE TO OREGON.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent auditors for 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In their discretion, upon such other business as may properly come before the meeting, or at any adjournment or postponements thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN
(please sign on reverse side)
▲ PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY ▲
THE
GREENBRIER
COMPANIES, INC.
You are cordially invited to attend the 2006 Annual Meeting of Stockholders of The Greenbrier Companies, Inc., which will be held at the Benson Hotel, 309 SW Broadway, Portland, Oregon beginning at 2:00 P.M. on Tuesday, January 10, 2006.
Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.
Kenneth D. Stephens, Secretary

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVING THE PROPOSAL TO CHANGE THE STATE OF INCORPORATION OF THE COMPANY FROM DELAWARE TO OREGON AND FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.
     Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

Dated:	,

Signature or Signatures
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE